UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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ACURA PHARMACEUTICALS, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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ACURA PHARMACEUTICALS, INC.
616 N. North Court, Suite 120
Palatine, Illinois 60067

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Notice is hereby given that the 2010 Annual Meeting of Shareholders (the “Meeting”) of Acura Pharmaceuticals, Inc., a New York corporation, (the “Company”), will be held at the Marriott Courtyard, 87 Glimcher Realty Way, Elizabeth, New Jersey 07201 on May 20, 2010 at 9:00 a.m., Eastern Time, for the purposes listed below:

1.	To elect seven directors to the Board of Directors who shall serve until the 2011 Annual Meeting of Shareholders, or until their successors have been elected and qualified;
2.	To ratify the appointment of BDO Seidman, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010; and
3.	To transact such other business as may properly come before the Meeting or any adjournment thereof.

Only shareholders of record at the close of business on April 1, 2010 are entitled to notice of and to vote at the Meeting or any adjournment thereof.

For a period of 10 days prior to the Meeting, a shareholders list will be kept at our administrative office and shall be available for inspection by shareholders during normal business hours. A shareholders list shall also be present and available for inspection at the Meeting.

We are pleased to take advantage of the U.S. Securities and Exchange Commission rule that allows companies to furnish proxy materials to their stockholders over the Internet. As a result, we are mailing to our shareholders a Notice of Internet Availability of Proxy Materials (the “Notice”) instead of paper copies of this proxy statement and our 2009 Annual Report. We believe this process allows us to provide our shareholders with the required information more promptly, reduces adverse environmental impact, and reduces costs associated with printing and distributing our proxy materials. The Notice contains instructions on how to access those documents over the Internet. The Notice also contains instructions on how to request a paper copy of our proxy materials, including this Proxy Statement, our 2009 Annual Report and a form of proxy card or voting instruction card.

Your vote is important. Whether or not you plan to attend the Meeting, we encourage you to vote as soon as possible. You may vote your shares via a toll-free telephone number or via the Internet. If you received a proxy card or voting instruction card by mail, you may submit your proxy card or voting instruction card by completing, signing, dating and mailing your proxy card or voting instruction card in the envelope provided. Any shareholder attending the Meeting may vote in person, even if you have already returned a proxy card or voting instruction card.

Your attention is directed to the Proxy Statement for information regarding each proposal to be made at the meeting.

Peter A. Clemens Senior Vice President, Chief Financial Officer and Secretary Palatine, Illinois

April 6, 2010

ACURA PHARMACEUTICALS, INC.
616 N. North Court, Suite 120
Palatine, Illinois 60067

PROXY STATEMENT

2010 ANNUAL MEETING OF SHAREHOLDERS

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of ACURA PHARMACEUTICALS, INC. (the “Company”) of proxies to be voted at the 2010 Annual Meeting of Shareholders of the Company (the “Meeting”) to be held on May 20, 2010 and at any adjournment(s) thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders.

In accordance with rules and regulations adopted by the U.S. Securities and Exchange Commission (the “SEC”), we have elected to provide our stockholders access to our proxy materials over the Internet. Accordingly, a Notice of Internet Availability of Proxy Materials (the “Notice”) will be mailed commencing on or about April 6, 2010 to our stockholders who owned our common stock at the close of business on April 1, 2010. Shareholders will have the ability to access the proxy materials on a website referred to in the Notice or request a printed set of the proxy materials be sent to them by following the instructions in the Notice.

The close of business on April 1, 2010 has been fixed as the record date (the “Record Date”) for the determination of shareholders entitled to notice of and to vote at the Meeting. On the Record Date, our outstanding voting securities consisted of 43,728,626 shares of common stock, $.01 par value per share (the “Common Stock”). Under the New York Business Corporation Law and our Certificate of Incorporation and Bylaws, each stockholder will be entitled to one vote for each share of Common Stock held at the Record Date, for all matters, including the election of directors. The required quorum for the transaction of business at the Meeting is a majority of the votes eligible to be cast by holders of shares of Common Stock outstanding on the Record Date. Shares that are voted “FOR,” “AGAINST,” “WITHHELD” or “ABSTAIN” are treated as being present at the Meeting for the purposes of establishing a quorum and are also treated as shares entitled to vote at the Meeting (the “Votes Cast”) with respect to such matter. Abstentions will have the same effect as voting against a proposal. Broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business, but such non-votes will not be counted for purposes of determining the number of Votes Cast with respect to the particular proposal on which a broker has expressly not voted. Thus a broker non-vote will not affect the outcome of the voting on a proposal. Holders of Common Stock have no cumulative voting rights in the election of directors. Shareholders have no appraisal rights with respect to any matter being voted upon.

ACURA PHARMACEUTICALS, INC.

i

VOTING OF PROXIES

We are pleased to take advantage of the SEC rule that allows companies to furnish their proxy materials over the Internet. Accordingly, we have sent to our shareholders of record and beneficial owners a Notice regarding Internet availability of proxy materials. Instructions on how to access the proxy materials over the Internet or to request a paper copy may be found in the Notice. In addition, shareholders may request to receive proxy materials in printed form by mail or electronically on an ongoing basis. A shareholder’s election to receive proxy materials by mail or electronically by e-mail will remain in effect until the stockholder terminates such election.

To sign up for electronic delivery, please follow the instructions provided with your proxy materials and on your proxy card or voting instruction card, to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

You can view the proxy materials for the Meeting on the Internet at www.proxyvote.com. Please have your 12 digit control number available. Your 12 digit control number can be found on your Notice. If you received a paper copy of your proxy materials, your 12 digit control number can be found on your proxy card or voting instruction card.

Whether you hold shares directly as a registered shareholder of record or beneficially in street name, you may vote without attending the meeting. You may vote by granting a proxy or, for shares held beneficially in street name, by submitting voting instructions to your stockbroker, trustee or nominee. In most cases, you will be able to do this by telephone, by using the Internet or by mail if you received a printed set of the proxy materials.

If you have telephone or Internet access, you may submit your proxy by following the instructions provided in the Notice, or if you received a printed version of the proxy materials by mail, by following the instructions provided with your proxy materials and on your proxy card or voting instruction card.

If you received printed proxy materials, you may submit your proxy by mail by signing your proxy card if your shares are registered or, for shares held beneficially in street name, by following the voting instructions included by your stockbroker, trustee or nominee, and mailing it in the enclosed envelope. If you provide specific voting instructions, your shares will be voted as you have instructed.

You may revoke your proxy and change your vote at any time before the final vote at the Meeting. If you are a shareholder of record, you may do this by signing and submitting a new proxy card with a later date; by voting by telephone or by using the Internet, either of which must be completed by 11:59 p.m. Eastern Time on May 19, 2010 (the latest telephone or Internet proxy is counted); or by attending the meeting and voting in person. Attending the meeting alone will not revoke your proxy unless you specifically request your proxy to be revoked. If you hold shares through a bank or brokerage firm, you will need to request a proxy from the bank or broker and bring it with you to vote at the meeting.

If you properly sign and return your proxy card or complete your proxy via the telephone or Internet, your shares will be voted as you direct. IF NO INSTRUCTIONS ARE INDICATED AND YOU ARE A SHAREHOLDER OF RECORD, THE COMMON STOCK REPRESENTED THEREBY WILL BE VOTED (i) FOR the election of Directors and (ii) FOR the ratification of the appointment of BDO Seidman, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010.

The proposal to approve the appointment of independent auditors is considered a “discretionary” item. This means that brokerage firms may vote in their discretion on this matter on behalf of clients who have not furnished voting instructions at least 10 days before the date of the Meeting. In contrast, the election of Directors is a “non-discretionary” item. This means brokerage firms that have not received voting instructions from their clients on these proposals may not vote on it. These so-called “broker non-votes” will be included in the calculation of the number of votes considered to be present at the meeting for purposes of determining a quorum, but will not be considered in determining the number of votes necessary for approval and will have no effect on the outcome of the vote for the election of Directors.

THE BOARD OF DIRECTORS

In 2009, the Company’s Board of Directors held 7 meetings. Each of the Company’s Directors attended at least 75% of the sum of (1) all 2009 Board meetings and (2) all meetings held by Board committees on which a Director served. Directors are strongly encouraged to attend all Board meetings, Board committee meetings, and shareholder meetings. All Directors attended our 2009 annual meeting.

Board Committees

In 2009, the Company had an Audit Committee and a Compensation Committee of the Board of Directors. In 2009, the Audit Committee met 5 times and the Compensation Committee met 3 times. The Charter of our Audit Committee is available on our website, www.acurapharm.com, under the menu item “Audit Committee Charter” appearing under the “Corporate” tab. The Charter of our Compensation Committee is also available on our website under the menu item “Compensation Committee Charter” appearing under the “Corporate” tab.

Audit Committee

The Audit Committee is composed of George K. Ross, Chairman, William A. Sumner and William G. Skelly. The Audit Committee is responsible for selecting the Company’s registered independent public accounting firm, approving the audit fee payable to the auditors, working with independent auditors and other corporate officials, reviewing the scope and results of the audit by, and the recommendations of, our independent auditors, approving the services provided by the auditors, reviewing our financial statements and reporting on the results of the audits to the Board, reviewing our insurance coverage, financial controls and filings with the SEC, including, meeting quarterly prior to the filing of our quarterly and annual reports containing financial statements filed with the SEC, and submitting to the Board its recommendations relating to our financial reporting, accounting practices and policies and financial, accounting and operational controls.

In assessing the independence of the Audit Committee in 2009, our Board reviewed and analyzed the standards for independence provided in NASDAQ Marketplace Rule 4200(a)(15) and applicable SEC regulations. Based on this analysis, our Board has determined that each of Messrs. Ross, Sumner and Skelly satisfies such standards for independence. Our Board also determined that Mr. Ross is a “financial expert” as provided in NASDAQ Marketplace Rule 4350(d)(2)(A) and SEC regulations.

Compensation Committee

The Compensation Committee is composed of Richard J. Markham, Chairman, Bruce F. Wesson and Immanuel Thangaraj. This committee is responsible for consulting with and making recommendations to the Board of Directors about executive compensation and compensation of employees. See “Compensation of Executive Officers and Directors — Compensation Discussion and Analysis-Board Process” for a summary of the procedures for approving compensation for our senior management and employees. The Charter of our Compensation Committee is available on our website, www.acurapharm.com, under the menu item “Compensation Committee Charter” appearing under the “Corporate” tab.

Although the listing standards of the NASDAQ Capital Market specify that the compensation of our executive officers must be determined, or recommended to the Board, either by a majority of independent directors or a compensation committee comprised solely of independent directors, we are relying on the “controlled company” exemption provided in the listing standards of the NASDAQ Capital Market in having each of Messrs. Markham, Wesson and Thangaraj as members of the Compensation Committee.

Nominating Committee

Currently our entire Board of Directors functions as our nominating committee. As needed, the Board will perform the functions typical of a nominating committee, including the identification, recruitment and selection of nominees for election to our Board. Three of our seven members of the Board (Messrs. Sumner, Skelly and Ross) are “independent” as that term is defined under the rules of the NASDAQ Capital Market and SEC regulations and participate with the entire Board in the consideration of director nominees. We believe that a nominating committee separate from the Board is not necessary at this time, given our relative size and the size of our Board and that an additional committee of the Board would not add to the effectiveness of the evaluation and nomination process. The Board’s process for recruiting and selecting nominees for Board members, if required, would be to identify individuals who are thought to have the business background and experience, industry specific knowledge and general reputation and expertise allowing them to contribute as effective directors to our governance, and who would be willing to serve as directors of a public company. To date, we have not engaged any third party to assist in identifying or evaluating potential nominees. If a possible candidate is identified, the individual will meet with each member of the Board and be sounded out concerning his/her possible interest and willingness to serve, and Board members would discuss amongst themselves the individual’s potential to be an effective Board member. If the discussions and evaluation are positive, the individual would be invited to serve on the Board. To date, no shareholder has presented any candidate for Board membership for consideration, and we do not have a specific policy on shareholder-recommended director candidates. The Board believes its process for evaluation of nominees proposed by shareholders would be no different than the process of evaluating any other candidate. The Board of Directors does not have a policy regarding diversity in identifying nominees for director.

The experience, qualifications, attributes or skills that led the Board to conclude that the current board members, should serve are (i) their pharmaceutical industry and senior level management experience in the case of Messrs. Reddick, Skelly, Sumner, Wesson and Markham; (ii) financial and senior level management expertise in the case of Mr. Ross, and (iii) their experience in overseeing management as principals of private equity firms in the case of Messrs. Wesson, Thangaraj and Markham. In addition we are required to elect the three designees of GCE Holdings LLC — Messrs. Markham, Thangaraj, and Wesson — to our Board pursuant to the Voting Agreement described in “Certain Relationships and Related Transactions, and Director Independence”. See also “Proposal 1 — Election of Directors for a further description of the experience of our directors.

Separation of Roles of Chairman and CEO

Mr. Markham serves as the Chairman of our Board of Directors and Mr. Reddick serves as Chief Executive Officer. We believe the separation of offices is beneficial because a separate chairman (i) can provide the Chief Executive Officer with guidance and feedback on his performance, (ii) provides a more effective channel for the Board to express its views on management, (iii) allows the chairman to focus on shareholder interests and corporate governance while the Chief Executive Officer leads the Company’s strategy development and implementation. As Mr. Markham has significant senior level pharmaceutical industry experience, he is particularly well suited to serve as Chairman.

Board’s Role in Risk Assessment

The Board as a whole engages in risk oversight as part of its functions. As an emerging pharmaceutical development company we face numerous risks identified in on our Annual Report on Form 10-K, many of which are outside of our control. In addition, the Audit Committee reviews our insurance coverage and the Board and Audit Committee regularly monitors our liquidity position and operating expenses and reviews our capital funding needs. The Company believes the Board leadership structure effectively enables it to oversee risk management.

Shareholder Communications to the Board

Shareholders who wish to send communications to our Board of Directors may do so by sending them in care of our Secretary at Acura Pharmaceuticals, Inc., 616 N. North Court, Suite 120 Palatine, Illinois 60067. The envelope containing such communication must contain a clear notation indicating that the enclosed letter is a “Shareholder-Board Communication” or “Shareholder-Director Communication” or similar statement that clearly and unmistakably indicates the communication is intended for the Board. All such communications must clearly indicate the author as a shareholder and state whether the intended recipients are all members of the Board or just certain specified directors. Our Secretary will have the discretion to screen and not forward to Directors communications which the Secretary determines in his or her discretion are communications unrelated to our business or our governance, commercial solicitations, or communications that are offensive, obscene, or otherwise inappropriate. The Secretary will, however, compile all shareholder communications which are not forwarded and such communications will be available to any Director.

Code of Ethics

Our Code of Ethics applicable to our principal executive officer, principal financial officer, principal accounting officer and all of our other employees is available on our website, www.acurapharm.com, under the menu item “Code of Ethics” appearing under the “Corporate” tab.

PROPOSAL 1

ELECTION OF DIRECTORS

At the Meeting, seven individuals will be elected to serve as Directors until the next annual meeting, and until their successors are elected and qualified. During 2009, each of the nominees to the Board served as a Director.

Unless a shareholder WITHHOLDS AUTHORITY, a properly delivered proxy will be voted FOR the election of the persons named below, unless the proxy contains contrary instructions. Management has no reason to believe that any of the nominees will not be a candidate or will be unable to serve as a Director. However, in the event any nominee is not a candidate or is unable or unwilling to serve as a Director at the time of the election, unless the shareholder withholds authority from voting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill such vacancy.

Although our Certificate of Incorporation provides for a maximum of 11 directors, in accordance with the terms of a Voting Agreement dated February 6, 2004, by and among the Company, GCE Holdings LLC (“GCE”) and others, as amended (the “Voting Agreement”), we have agreed that the Board of Directors shall be comprised of not more than seven members, three of whom, subject to certain minimum share holdings, are designees of GCE, one of whom is our Chief Executive Officer and three of whom are independent directors. The Voting Agreement provides that after the date GCE no longer holds at least 10 million common shares (including underlying common stock warrants), its rights to designate board members will be reduced from three directors to two directors, with the forfeited seat becoming available for an independent director to thereafter be nominated and elected to the Board of Directors from time to time by the then current Directors. In addition, from and after the date GCE ceases to hold at least 5 million common shares (including underlying common stock warrants) it has the right to designate only one director, with the additional forfeited seat becoming available for an independent director to thereafter be nominated and elected to the Board of Directors from time to time by the then current directors. Finally, the Voting Agreement provides that GCE’s right to designate directors terminates on the date it ceases to hold at least 2.5 million common shares (including underlying common stock warrants) of our common stock with the additional forfeited seat becoming available for an independent director to thereafter be nominated and elected to the Board of Directors from time to time by the then current directors.

The name and age of each of the seven nominees, his principal occupation and the period during which such person has served as a Director are set forth below.

Name of Nominee	Age	Position With the Company	Director Since
Andrew D. Reddick	57	President and CEO and Director	2004
Bruce F. Wesson(1)	67	Director	1998
William A. Sumner(2)	72	Director	1997
Richard J. Markham(1)	59	Director	2006
William G. Skelly(2)	59	Director	1996
Immanuel Thangaraj(1)	39	Director	2002
George K. Ross(2)	68	Director	2008

(1)	Member of Compensation Committee
(2)	Member of Audit Committee

Andrew D. Reddick has been President and Chief Executive Officer since August, 2003 and a member of our Board of Directors since August, 2004. From April, 2000 to September, 2002 Mr. Reddick was Chief Operating Officer and Sr. Vice President Commercial Operations for Adolor Corporation and from June, 1999 to March, 2000 he served as President of Faulding Laboratories, Inc. Mr. Reddick holds a Bachelor of Arts degree in Biology from the University of California and a Masters of Business Administration degree from Duke University.

Bruce F. Wesson has been a member of our Board of Directors since March, 1998. Mr. Wesson has been a Partner of Galen Associates, a health care venture firm, and a General Partner of Galen Partners III, L.P. since January 1991. Prior to January, 1991, he was Senior Vice President and Managing Director of Smith Barney, Harris Upham & Co. Inc., an investment banking firm. He currently serves on the Boards of Derma Sciences, Inc., Chemtura Corporation, and as Vice Chairman of the Board of MedAssets, Inc., each a publicly traded company. Mr. Wesson earned a Bachelor of Arts degree from Colgate University and a Masters of Business Administration from Columbia University.

William A. Sumner has been a member of our Board of Directors since August, 1997. From 1974 until his retirement in 1995, Mr. Sumner held various positions within Hoechst-Roussel Pharmaceuticals, Inc., including Vice President and General Manager, Dermatology Division from 1991 through 1995, Vice President, Strategic Business Development, from 1989 to 1991 and Vice President, Marketing from 1985 to 1989. Since his retirement from Hoechst-Roussel Pharmaceuticals, Inc. in 1995, Mr. Sumner has served as a consultant in the pharmaceutical industry. He currently serves on the Board of 3I, Ingredient Innovations International, a privately held company. Mr. Sumner earned a Bachelor of Arts degree from Montclair State University and a Master of Arts degree from the University of Virginia.

Richard J. Markham has been a member of our Board of Directors since May, 2006. Since November, 2004 Mr. Markham has served as a partner at Care Capital, LLC, a venture capital firm that primarily invests in life sciences companies. From May 2002 until August 2004, Mr. Markham was the Vice Chairman of the Management Board and Chief Operating Officer of Aventis SA. From December, 1999 until May, 2002 he was the Chief Executive Officer of Aventis Pharma AG. Previously he was the Chief Executive Officer of Hoechst Marion Roussel, the President and Chief Operating Officer of Marion Merrell Dow, Inc. and a member of its board of directors. From 1973 to 1993 Mr. Markham was associated with Merck & Co. Inc., culminating in his position as President and Chief Operating Officer. Mr. Markham received a B.S. in Pharmacy and Pharmaceutical Sciences from Purdue University.

William G. Skelly has been a member of our Board of Directors since May, 1996 and served as our Chairman from October, 1996 through June, 2000. Since 1990, Mr. Skelly has served as Chairman, President and Chief Executive Officer of Central Biomedia, Inc. and its subsidiary SERA, Inc. From 1985 to 1990, Mr. Skelly served as President of Martec Pharmaceutical, Inc. Mr. Skelly earned a Bachelor of Arts degree from Michigan State University and a Masters of Business Administration from the University of Missouri-Kansas City.

Immanuel Thangaraj has been a member of our Board of Directors since December, 2002. Mr. Thangaraj has been a Managing Director of Essex Woodlands Health Ventures, a venture capital firm specializing in the healthcare industry, since 1997. Prior to joining Essex Woodlands Health Ventures, he helped establish a telecommunication services company, for which he served as its CEO. Mr. Thangaraj holds a Bachelor of Arts and a Masters in Business Administration from the University of Chicago.

George K. Ross has been a member of our Board of Directors since January, 2008. Since April 2002, Mr. Ross has been a consultant to early stage businesses and a financial investor. Since July 2005 he has served as Executive Director, Foundations and Partnerships for World Vision U.S. in New York City. His business career has included senior financial officer and board member positions with both public and private companies in diverse industries. Mr. Ross was Executive Vice President and Chief Financial Officer and a board member of Tier Technologies Inc. from February 1997 to January 2000, which became a public company during this period. Mr. Ross is a Certified Public Accountant and earned a Bachelor of Arts degree from Ohio Wesleyan University and a Masters of Business Administration from Ohio State University.

The Board had determined that Messrs. Skelly, Sumner and Ross are independent directors.

Executive Officers and Key Employees

Andrew D. Reddick, President and Chief Executive Officer.

Robert B. Jones has been our Senior Vice President and Chief Operating Officer since April 2008. From May, 2003 to March, 2008, Mr. Jones served first as the Vice President, Finance and then as Vice President, Strategy and Business Analysis of Adolor Corporation. From November 2000 to May, 2003 he served as Vice President, Finance and then as Chief Operating Officer of Opt-E-Script, Inc., a privately held personalized medicine company where Mr. Jones was responsible for all commercialization activities. Prior to that, Mr. Jones was Vice President, Sales and Marketing for Purepac Pharmaceutical Company. Mr. Jones received his M.B.A. from the University of North Carolina and a B.S. from Cornell University. Age: 51.

Peter A. Clemens has been Senior Vice President, Chief Financial Officer and Secretary since April 2004. Mr. Clemens was our Vice President, Chief Financial Officer and Secretary from February 1998 to March 2004 and a member of our Board of Directors from June, 1998 to August, 2004. Mr. Clemens is a Certified Public Accountant and earned a Bachelor of Business Administration degree from the University of Notre Dame and a Masters of Business Administration from Indiana University. Age 57.

Albert W. Brzeczko, Ph.D., has been Vice President, Technical Affairs since February 2009. From 1999 through January, 2009, Dr. Brzeczko was Vice President, Global Pharma New Product Development and Pharma Technologies for International Specialty Products, Inc., a contract services group specializing in the development of technologies for the bioenhancement of poorly soluble drugs. Prior to 1999, Dr. Brzeczko held various positions of increasing responsibility in pharmaceutical product development with UPM Pharmaceuticals, Banner Pharmacaps, Mylan Laboratories, and DuPont Merck. Dr. Brzeczko received a Bachelor of Science degree in biochemistry and a Ph.D. in pharmaceutical sciences from the University of Maryland. Age 53.

Robert A. Seiser has been Vice President, Corporate Controller and Treasurer since April 2004. Mr. Seiser joined us in March 1998 as our Corporate Controller and Treasurer. Mr. Seiser is a Certified Public Accountant and earned a Bachelor of Business Administration degree from Loyola University of Chicago. Age 46.

James F. Emigh has been Vice President of Marketing and Administration since April 2004. Mr. Emigh joined us in May, 1998, serving first as our Executive Director of Customer Relations, then as Vice President of Operations, and from December 2002 to March 2004 as our Vice President of Sales and Marketing. Mr. Emigh holds a Bachelor of Pharmacy degree from Washington State University and a Masters of Business Administration from George Mason University. Age 54.

Ron J. Spivey, Ph.D., serves on a part-time (non-executive officer) basis as our Senior Scientific Advisor. From April 2004 through December, 2008 Dr. Spivey was our Senior Vice President and Chief Scientific Officer. From June, 2003 to March, 2004 Dr. Spivey was President of Gibraltar Associates, a private consulting services company for the pharmaceutical industry. From March, 1998 to May, 2002 he served as Vice President, Scientific Affairs for Alpharma/Purepac Pharmaceuticals. Dr. Spivey holds a Bachelor of Arts degree from Indiana University and a Ph.D. degree in pharmaceutics from the University of Iowa. Age 63.

The term of office of each person elected as a director will continue until the next annual meeting of shareholders and until such person’s successor has been elected and qualified. Officers are appointed by the Board of Directors and serve at the discretion of the Board, although the employment of Andrew D. Reddick, our President and Chief Executive Officer, Robert B. Jones, our Senior Vice President and Chief Operating Officer, Peter A. Clemens, our Senior Vice President and Chief Financial Officer and Ron Spivey, Ph.D., Senior Scientific Advisor are subject to the provisions of their respective Employment Agreements See “Compensation of Executive Officers and Directors — Employment Agreements.”

Agreements Governing Appointment of Directors

See “Election of Directors” above, for a discussion of the Voting Agreement that entitles GCE Holdings LLC to designate up to three (3) directors.

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

Compensation Discussion and Analysis

Our executive compensation program consists of (i) an annual salary and bonus compensation and (ii) equity incentives represented by the issuance of stock options and restricted stock units (“RSUs”). The salary, bonuses, and equity incentives serve to link executive pay to corporate performance.

Policies for Allocating Between Various Forms of Compensation

For a number of years prior to 2007, because we had insufficient cash reserves, our ability to pay cash bonuses and increase salaries was limited. As a result, we did not grant cash bonuses or increase salaries to our principal executives in the three years ended December 31, 2006. Instead we sought to incentivize our senior management with equity compensation in the form of stock options and RSUs.

In 2004 and 2005 we issued stock options to our employees with an exercise price at a discount to the then current trading price for our common stock. Because our stock price is based on relatively low trading volume and a small public float, it can fluctuate widely at times. As a result, we determined that the issuance of RSUs presented a number of advantages. First, it allows us to reduce the dilutive effect of this equity-based compensation, as there are fewer shares underlying a restricted stock award than an equivalent value issued in a stock option award. Second, the vesting schedule of the RSUs was structured to minimize the potential excise tax under Section 280G of the Internal Revenue Code upon a change of control. Third, it is difficult to set an exercise price for options that accurately reflects the value of the Company due to the low trading volume and small public float for our common stock.

As a result, in 2005 we established a restricted stock unit plan (the “2005 RSU Plan”) and issued RSUs aggregating 2,750,000 shares to employees. In addition, RSUs with respect to 100,000 shares were issued to each of our two independent directors in 2006. In each case, the number of RSUs we issued was influenced by the closing price of the stock underlying the RSUs on the date of grant. As a result of an amendment to our RSU Plan approved by our Board in March 2008, and ratified by our shareholders in April 2008, we increased the number of RSUs available for issuance under the 2005 RSU Plan from 3 million to 3.5 million. After giving effect to RSU awards since the adoption of the 2005 RSU Plan, as of the date of this Proxy Statement, 184,000 shares remain available for RSU grants under such plan.

Following the completion of our Unit Offering in August 2007 and the consummation of the King Agreement in December 2007, our cash position improved and we were able to increase salaries and grant bonuses to our employees as discussed below under the caption “Salary and Bonus”. In addition to periodic awards of equity-based compensation (see “Stock Options” below), our objective is to award merit based cash bonuses and salary increases on an annual basis going forward. The amounts and timing of any such awards will be subject to available cash reserves and the satisfaction of employee performance objectives established by our Chief Executive Officer and the Compensation Committee. Our equity-based compensation going forward is targeted to allow senior management as a group to own between 5% and 10% of our outstanding common stock, so as to align their interests with shareholders’ interests.

In 2007, no stock options or RSU awards were made to senior management. In view of our improved cash reserves following the closing of the King Agreement, and recognizing that no salary increases or bonuses had been awarded to senior management over the prior four years, the Compensation Committee and the Board determined that salary increases and bonuses for each executive officer was appropriate. As part of its analysis the Compensation Committee and the Board considered the stock option and RSU awards previously made to the executive officers in 2004 and 2005 and determined that additional equity incentive compensation was not warranted in 2007.

As discussed below under the caption “Stock Options”, in 2008 and 2009, we awarded stock options to employees with such options having an exercise price equal to the fair market value of our Common Stock on the date of grant. In 2009 we also awarded RSUs to employees. These stock options and RSUs were awarded in recognition that no equity-based compensation awards had been granted since 2005 and in an effort to retain valued employees. We have also issued RSUs and options to executives upon commencement of employment. For example, in 2009 we awarded 24,000 RSUs and options to purchase 96,000 shares of

Common Stock to Dr. Brzeczko upon commencement of employment and in 2008 we awarded 50,000 RSUs and 30,000 options to purchase Common Stock to Mr. Jones upon commencement of employment.

Salary and Bonus

Each of Andrew Reddick, Robert Jones and Peter Clemens are parties to employment agreements, described under the caption “Employment Agreements” below, which provide the minimum annual base salary to be payable to such officers, subject to increase at the discretion of the Board. For 2009, the annual salaries of Messrs. Reddick, Jones and Clemens were $365,000, $290,000 and $205,000, respectively. In addition, the Reddick, Jones and Clemens employment agreements provide for annual bonus payments, in the discretion of the Compensation Committee or the Board, subject to the satisfaction of such targets, conditions or parameters as may be agreed upon from time to time by the employee and the Compensation Committee.

The bonus performance targets for Messrs. Reddick, Spivey, Jones and Clemens for 2008 included advancing Acurox® to NDA submission, and other product candidates using our Aversion® Technology to proof of concept, implementing the King Agreement, licensing of additional products to King through the exercise of King’s options under the King Agreement and licensing products utilizing our Aversion® Technology outside of North America. Such performance targets are both organization and individual goals. In 2008 we advanced several products using our Aversion® Technology, licensed two additional products to King, and advanced Acurox® by submitting a 505(b)(2) NDA to the FDA. Considering these achievements, we awarded bonuses of $328,500, $315,000, $130,500 and $102,500 to Messrs. Reddick, Spivey, Jones and Clemens. In addition, to induce Dr. Spivey to remain as a full time employee through December 31, 2008, we paid him an additional $315,000 retention bonus on December 31, 2008. Although salaries were increased for 2009 for non-executive officer employees, no salary increases were granted to Messrs. Reddick, Jones or Clemens for 2009. Dr. Spivey became a part-time employee in 2009, at an annual salary of $120,000 per year.

The material bonus performance targets for 2009 consisted of achieving FDA approval of the Acurox® Tablet NDA, advancement of additional product candidates (both opioid and non-opioid) utilizing Aversion® Technology, and expansion of our intellectual property portfolio relative to abuse deterrent technologies. Such performance targets were both organization and individual goals. We met most but not all of our 2009 performance targets. We did not receive FDA approval of the Acurox® Tablet NDA in 2009, although we did advance additional product candidates through development and expanded our intellectual property portfolio with the addition of two issued patents and the filing of new patent applications. Considering these circumstances we granted bonuses of $140,000, $112,000 and $74,000, respectively, to Messrs. Reddick, Jones, and Clemens, which amounts represented substantially less than their 2008 bonus awards. Recognizing that our executives did not receive a salary increase for 2009, for 2010 we modestly increased their salaries in the range of 3.2% and 3.6%. As a result, Messrs. Reddick, Jones and Clemens now receive annual salaries of $377,000, $300,000 and $211,500, respectively.

The material bonus performance targets for 2010 are similar to the 2009 goals and include the gaining FDA agreement to accept resubmission of the Acurox® Tablets NDA, subsequent FDA approval of such NDA resubmission, advancement of additional product candidates (both opioid and non-opioid) utilizing our Aversion® and ImpedeTM Technologies and enhancement of our intellectual property portfolio for abuse deterrent technologies. Such performance targets are both organizational and individual goals for Messrs. Reddick and Jones. Mr. Clemens’ bonus is weighted 50% to the achievement of the foregoing organizational goals and 50% to the achievement of goals unique to his position as Chief Financial Officer.

No compensation will be earned with respect to a performance measure unless a performance “floor” for that measure is exceeded; the incentive opportunity with respect to a measure will be earned if the target is achieved; achievement between the floor and the target results in a lower amount of award with respect to that performance measure. An amount larger than the incentive opportunity for each performance measure can be earned, up to and possibly exceeding a specified limit, for exceeding the target for that measure. Depending on market conditions and other circumstances, performance criteria may be modified during the course of the year, and other performance criteria reweighted. In setting compensation levels, the Compensation Committee compares our Company to companies of comparable business focus, market capitalization, technological capabilities and market in which we compete for executives. As part of this process, the Compensation Committee and the Board does not use the compensation levels of comparable companies as benchmarks, rather as a factor in evaluating the compensation levels of the named, executive officer. To date, compensation consultants have not been retained by the Compensation Committee or the Board as part of this process.

In ascertaining the achieved level of performance against the targets, the effects of certain extraordinary events, as determined by the Compensation Committee, such as (i) major acquisitions and divestitures, (ii) significant one-time charges, and (iii) changes in accounting principles required by the Financial Accounting Standards Board, are “compensation neutral” for the year in which they occurred; that is, they are not taken into account in determining the degree to which the targets are met in that year.

The Compensation Committee may, after a review of an executive’s performance, recommend to the Board that a bonus award be made to such executives based upon other non-enumerated performance targets (whether or not they are parties to employment agreements). This could result in the award of salary increases or bonuses above a targeted range amount.

For our other executive officers not subject to an employment contract (Messrs. Brzeczko, Seiser and Emigh), the Compensation Committee will set the annual salary for such executive officers between December and March and establish potential bonus compensation that such executives may earn based upon quantitative and, if applicable, qualitative performance goals established by the Compensation Committee. For 2008 and 2009 each of Messrs. Seiser’s and Emigh’s salaries was $160,000. Dr. Brzeczko commenced employment in February, 2009 at an annual salary of $265,000.

The salary and bonus performance targets for both Messrs. Emigh and Seiser for 2008 consisted of advancing our Acurox® Tablets to NDA submission and other product candidates utilizing our Aversion® Technology through proof of concept, implementing the King Agreement, licensing of additional products to King through the exercise of King’s options under the King Agreement, and licensing products utilizing our Aversion® Technology outside of North America. Such performance targets were both organization and individual goals. For the reasons stated above in the case of Messrs. Reddick, Spivey, Jones and Clemens, we paid bonuses of $56,000 and $40,000 to Messrs. Seiser and Emigh, respectively, for 2008. Although salaries were increased for 2009 for non-executive officer employees, no salary increases were granted to Messrs. Seiser or Emigh for 2009.

Messrs. Brzeczko’s, Seiser’s and Emigh’s performance targets for 2009 were the same as those for Reddick, Jones and Clemens as stated above. Because only some of these targets were met we paid lower bonuses to Messrs. Seiser and Emigh in 2009 than in 2008. In 2009, Messrs. Seiser and Emigh received bonuses of $21,500 and $20,000 respectively. Similarly Dr. Brzeczko’s 2009 year-end bonus was $33,000, which was less than the maximum bonus target included in his February 2009 employment offer letter. Messrs Brzeczko’s, Seiser’s and Emigh’s organizational bonus performance targets for 2010 are consistent with those for Messrs. Reddick, Jones and Clemens as outlined above. Such officer’s bonuses are weighted 50% the organizational performance targets and 50% to the achievement of performance targets unique to their respective positions. After receiving no salary increases in 2009, in 2010 we awarded salary increases to Messrs. Brzeczko, Seiser and Emigh generally consistent with inflation. As a result, for 2010 Messrs. Brzeczko, Seiser and Emigh will receive annual salaries of $273,000, $165,000 and $165,000, respectively.

Stock Options

A long-term component of our executive compensation program consists of stock option grants. The options generally permit the option holder to buy the number of shares of our Common Stock covered by the option (an “option exercise”) at a price fixed at the time of grant. While we have historically granted stock options having an exercise price equal to the fair market value of our Common Stock on the date of grant and continued this practice in 2009, during 2004 and 2005, we issued stock options to our employees at a discount to the trading price of our common stock. It is our expectation that discounted stock option grants will occur, if at all, only on an isolated basis in the future where circumstances warrant. With respect to stock options grants having an exercise price equal to the market price of our Common Stock on the date of grant, such options generally gain value only to the extent our stock price exceeds the option exercise price during the life of the option. Generally, a portion of the options vest over a period of time if the option holder remains an employee and expire no later than 10 years after grant. Executives will generally be subject to limitations in selling the vested option stock due to securities law considerations, and therefore will have an incentive to increase shareholder value. In 2007 no option grants were made to our executive officers as the Compensation

Committee and the Board elected to grant salary increases and bonuses instead based on our improved cash position and the absence of the award of such cash incentives during the prior four years.

It is the Company’s practice to grant stock options to executives upon commencement of employment. On April 7, 2008, the date Mr. Jones joined us as Senior Vice President and Chief Operating Officer, he was granted stock options exercisable for 30,000 shares. See “— Summary Compensation Table and Discussion of Employment and Incentive Arrangements — Employment Agreements”. In 2009, we granted stock options to purchase 96,000 shares to Dr. Brzeczko upon his commencement of employment as Vice President of Technical Affairs. See “Summary Compensation Table and Discussion of Employment and Incentive Arrangements.” In addition, in May 2008 and April 2009 we granted options for an aggregate of 1,040,000 and 1,030,000 shares, respectively, to our employees, generally, exercisable at fair market value on the date of grant, which options vest in equal installments over 24 months. The May 2008 option grants included options with respect to 250,000, 160,000, 160,000, 100,000, 80,000, and 80,000 underlying shares, to Messrs. Reddick, Spivey, Jones, Clemens, Seiser and Emigh, respectively, which represented 24%, 15%, 15%, 10%, 8% and 8% of the options granted to all employees, generally. The April 2009 option grants included options with respect to 250,000, 160,000, 120,000, 96,000, and 72,000 underlying shares, to Messrs. Reddick, Jones, Clemens, Seiser and Emigh, respectively, which represented 24%, 16%, 12%, 9% and 7%, respectively, of the options granted to all employees, generally. Dr. Brzeczko was not included in the April 2009 option grants, as he had received an option grant in February 2009 upon commencement of his employment. It is likely we will maintain similar but not necessarily identical ratios of distribution of option awards in the future as we made in 2008 and 2009 to those persons and/or persons in similar management positions.

Timing Policies with Respect to Options

We have no plan or practice to time option grants in coordination with the release of non-public information and we do not time the release of non-public information to affect the value of executive compensation. Option grant dates for options issued to any new executive officers will likely be the starting date of their employment.

Restricted Stock Units

Another component of our executive compensation program is the grant of RSUs under our 2005 RSU Plan. A RSU represents a contingent obligation to deliver a share of our common stock to the holder of the RSU on a distribution date. Each RSU award made to our executives in 2005 vested one-third (1/3) upon grant and the balance in equal monthly increments on the first day of each month beginning January 1, 2006 and ending December 1, 2007. We will issue the vested shares underlying the RSU awards on the earlier of (i) a Change of Control (as defined in our 2005 RSU Plan), or (ii) in four annual installments starting on January 1, 2011. In the event of a Change of Control, our issuance of the vested shares shall be made in a lump sum distribution. In the absence of a Change of Control, the issuance of the vested shares shall be made in four (4) equal installments on each of January 1, 2011, January 1, 2012, January 1, 2013 and January 1, 2014. Upon our distribution of the vested shares underlying the RSU awards, the recipients must submit to us the par value of $0.01 per share. In 2005, we granted Messrs. Reddick, Spivey, Clemens, Seiser and Emigh RSU awards with respect to 825,000, 660,000, 440,000, 165,000 and 137,500 underlying shares, respectively. Of the RSU awards to employees noted above in 2005, 30%, 24%, 16%, 6% and 5% were issued to Messrs. Reddick, Spivey, Clemens, Seiser and Emigh, respectively. In the case of Messrs. Reddick, Spivey and Clemens, such awards were reflected in their employment agreements. We may also grant RSUs in connection with commencement of employment. In April 2008, upon commencement of his employment, Mr. Jones was granted an RSU award for 50,000 shares, which vested monthly in 2,500 share installments commencing May 31, 2008. Dr. Brzeczko and another executive were also awarded RSUs upon commencement of employment in 2009. No additional RSUs were granted to our executive officers in 2007 or 2008 as the Compensation Committee and the Board elected to grant salary increases in 2007, option awards in 2008 and bonuses in 2007 and 2008. In April 2009 we granted an aggregate of 285,000 RSUs to all of our employees (other than those who had already received awards earlier in the year upon commencement of employment), including 85,000, 45,000, 30,000, 24,000 and 18,000 to Messrs. Reddick, Jones, Clemens, Seiser and Emigh, respectively, representing 30%, 16%, 11%, 8% and 6% of RSUs granted to employees generally. It is likely we will maintain similar but not necessarily identical ratios of distribution of RSU awards in the future as we made in 2005 and 2009 to those persons and/or persons in similar management positions. Equity awards granted to executive upon commencing employment are considered in and serve to reduce, the annual equity awards that may be made to such executive in later in such year.

Termination/Severance Benefits

The employment agreement of each of Messrs. Reddick, Jones and Clemens provide severance benefits under certain circumstances. The severance benefits provided to each such executive differ, but include payments of a pro rata bonus or non equity incentive compensation, one to two years of salary and one to two years of benefits. See “Employment Agreements” and “Potential Payments Upon Termination or Change in Control”, below. We believe severance arrangements for the highest level officers help them to focus on their respective job functions and give them comfort that we will not lightly terminate their employment. We believe these severance benefits were necessary to be able to initially hire and to retain these executives. In turn Messrs. Reddick, Jones and Clemens have agreed after their employment with us ends under certain circumstances not to compete or solicit our employees for hire for a limited period of time. We believe that such non-compete and non-solicit provisions are important to protect our business. The severance benefits are standard in employment contracts and were the results of negotiations between us and our executives.

The other executive officers named in the Summary Compensation Table have no contractual severance benefits if terminated by us other than acceleration of vesting of their RSUs.

Retirement Plans

Beginning in 1998, we have maintained a 401(k) plan that allows us to make both discretionary and matching contributions, but we have not done so since inception. We have no pension plans or non-qualified deferred compensation plans and, as a result, the columns relating to such plans in the Summary Compensation Table are blank.

Change in Control

Currently unexercisable options vest with respect to all underlying shares upon a change of control (as defined in employment agreements, in the case of Messrs. Reddick, Jones and Clemens, and in stock option agreements, in the case of Messrs. Brzeczko, Emigh and Seiser) for all executive officers. In addition, discounted options that are subject to Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”), become exercisable upon a change of control that qualifies as a change of control under Section 409A. In addition, RSUs vest with respect to all underlying shares upon a change of control and are distributed upon a change of control (provided the requirements of Section 409A are met). In addition, Messrs. Reddick, Jones and Clemens receive severance and bonuses if they terminate their employment after a change of control (as defined in their employment agreements), or we terminate their employment after a change of control. We believe our change of control provisions incentivize our executives to seek opportunities for us and realize benefits from a change of control transaction even though such change of control may lead to the termination of their positions.

Tax Reimbursements

Because of the excise tax imposed by Internal Revenue Code Section 280G, our executive officers may be subject to such tax upon the exercise of options and distributions under RSUs upon a change of control. We currently have no agreements to reimburse our executive officers for any taxes imposed as a result of these additional excise taxes. We will pay taxes incurred by Mr. Reddick on a lump sum distribution of the value of twelve months of benefits, which he may elect in lieu of continued benefits, in the event his employment terminates under certain circumstances. We also allow our employees to elect to have shares withheld upon exercise of options and upon the exchange of RSUs in satisfaction of the statutory minimum withholding tax obligations of such employees relating to such option exercises or RSU exchanges.

Perquisites and Other Benefits

Our executive officers receive no perquisites. We have not made either discretionary or matching contributions to their 401(k) plans, although our plan provides that we may do so. Our executive officers are not provided auto allowances and they receive no country club or golf club memberships. We may, however, consider such perquisites in the future.

Board Process

The Compensation Committee of the Board of Directors approves all compensation and awards to our executive officers and other employees and thereafter submits its recommendation to the full Board for approval. All such decisions are made with the consultation of the Chief Executive Officer, except those relating to the compensation of the Chief Executive Officer. Except for salary adjustments and cash bonus and equity awards to the Chief Executive Officer, these items are generally based upon the recommendation of the Chief Executive Officer. For example, in 2009, the Chief Executive Officer made recommendations with respect to bonuses and salary increases for all other employees (other than himself) and the Compensation Committee and Board adopted such recommendations. With respect to salary adjustments and cash bonus and equity items to the Chief Executive Officer, the Compensation Committee establishes such awards for the Chief Executive Officer subject to review and approval of the Board.

Summary Compensation Table and Discussion of Employment and Incentive Arrangements

The following table sets forth a summary of the compensation paid by us for services rendered in all capacities to us during each of the three fiscal years ended December 31, 2009, to our Chief Executive Officer, Chief Financial Officer and our next three most highly compensated executive officers (collectively, the “2009 named executive officers”) whose total annual compensation for 2009 exceeded $100,000:

Summary Compensation Table

Name and Principal Position	Year	Base Salary ($)	Bonus ($)	Stock Awards(1) ($)	Option Awards ($)	Total ($)
Andrew D. Reddick President & CEO	2007	300,000	850,000	—	—	1,040,000
	2008	365,000	328,500	—	2,369,600	3,063,100
	2009	365,000	140,000	533,800	1,504,725	2,543,525
Peter A. Clemens SVP & CFO	2007	180,000	180,000	—	—	360,000
	2008	205,000	102,500	—	947,840	1,255,340
	2009	205,000	74,000	188,400	722,268	1,189,668
Robert B. Jones, SVP & COO (commenced employment April 7, 2008)	2008	211,923	130,500	282,600	685,466	1,310,489
	2009	290,000	112,000	431,500	963,024	1,796,524
Albert W. Brzeczko VP, Technical Affairs (commenced employment February 9, 2009)	2009	234,423	73,000	136,580	523,978	967,981
Robert A. Seiser VP, Treasurer & Corporate Controller	2007	133,000	140,000	—	—	273,000
	2008	160,000	56,000	—	758,272	974,272
	2009	160,000	21,500	150,720	577,814	910,034

(1)	The 2008 entries reflect the grant date fair value of RSUs awarded with respect to 50,000 underlying shares in 2008 to Mr. Jones. The 2009 entries reflect the grant date fair value of RSUs with respect to 85,000, 45,000, 30,000, 24,000 and 24,000 underlying shares issued in 2009 to Messrs. Reddick, Jones, Clemens, Brzeczko, and Seiser, respectively. Grant date fair values are computed in accordance with FASB ASC Topic 718, which are the closing value of the price of our Common Stock on the business day preceding the date of grant reduced by the $.01 par value payable by a holder upon exchange of an RSU. In all cases we exclude the possibility of forfeiture. See Note I to our Financial Statements included in our Annual Report on Form 10-K for a general discussion of assumptions used in calculating grant date fair-value.
(2)	The 2008 entries reflect the grant date fair value of options with respect to 250,000, 100,000, 190,000, and 80,000 underlying shares issued in 2008 to Messrs. Reddick, Clemens, Jones, and Seiser, respectively. The 2009 entries reflect the grant date fair value of options with respect to 250,000,

120,000, 160,000, 96,000, and 96,000 underlying shares issued in 2009 to Messrs. Reddick, Clemens, Jones, Brzeczko and Seiser, respectively. Grant date fair values are computed in accordance with FASB ASC Topic 718. To calculate grant date fair value, we consider an assumed risk free interest rate and a historical volatility percentage for our Common Stock. For the option with respect to 30,000 shares issued to Mr. Jones in April 2008 we used a risk free interest rate of 3.57% and historical volatility of 142.47%. For other options issued in 2008 we used a risk free interest rate of 3.85% and historical volatility of 124.84%. For options issued to Dr. Brzeczko in February 2009 we used a risk free interest rate of 3.07% and historical volatility of 124.19%. For other options issued in 2009 we used a risk free interest rate of 2.96% and historical volatility of 123.92%. In all cases we excluded the possibility of forfeiture and calculated values based on 10 year option terms. See Note I to our Financial Statements included in our Annual Report on Form 10-K for a general discussion of assumptions used in calculating grant date fair value.

Other Compensatory Arrangements

Our executive officers participate in medical, dental, life and disability insurance plans provided to all of our employees.

Employment Agreements

Andrew D. Reddick is employed pursuant to an Employment Agreement effective as of August 26, 2003, as amended, which provides that Mr. Reddick will serve as our Chief Executive Officer and President for a term currently scheduled to expire December 31, 2010. The term of the Employment Agreement provides for automatic one (1) year renewals in the absence of written notice to the contrary from us or Mr. Reddick at least ninety (90) days prior to the expiration of the initial term or any subsequent renewal period. Pursuant to an amendment to the Employment Agreement executed on July 9, 2008, our non-renewal of the Employment Agreement is considered a termination without Cause for all purposes under the Employment Agreement. Mr. Reddick’s base salary under the Employment Agreement is $377,000 (increased by the Board from $365,000 effective January 1, 2010). Pursuant to the Employment Agreement, Mr. Reddick is entitled to an annual bonus based on the achievement of such targets, conditions, or parameters as may be set from time to time by the Board of Directors or the Compensation Committee of the Board of Directors. For our 2009 fiscal year, Mr. Reddick was awarded a bonus of $140,000 due to, among other reasons, the achievement of certain of the items discussed above under the caption “Salary and Bonus”. The Employment Agreement also provides for our grant in August, 2004 to Mr. Reddick of stock options exercisable for up to 875,000 shares of Common Stock at an exercise price of $1.30 per share. Such stock options provide for vesting of 300,000 shares on the date of grant of the option, with the balance vesting in monthly increments of 25,000 shares at the expiration of each monthly period thereafter commencing with the month ending August 31, 2004. The exercise price of $1.30 per share represents a discount to the fair market value of our Common Stock on the date of grant. On August 12, 2004, the date of grant of the stock options, the average of the closing bid and asked prices for our Common Stock was $4.35. Because 450,000 of the discounted options are subject to Section 409A, in 2007, we established an exercise schedule to comply with Section 409A for such 450,000 options so that the options are exercisable (subject to earlier exercisability as set forth in the table below entitled “Events Affecting Option Vesting and Exercise”) in four equal installments on January 1 of each of 2011, 2012, 2013 and 2014, provided that such options may be exercised only in the calendar year in which they first become exercisable, and in no event later than August 11, 2014. The Employment Agreement also acknowledges our grant in December, 2005 to Mr. Reddick of a Restricted Stock Unit Award providing for our issuance of up to 825,000 shares of our Common Stock. The Restricted Stock Unit vested one-third (1/3) upon grant and the balance in equal monthly increments on the first day of each month beginning January 1, 2006 and ending December 1, 2007. The vested shares underlying the Restricted Stock Unit Award will be issued by us on the earlier of (i) a Change in Control (as defined in our 2005 RSU Plan), or (ii) January 1, 2011. In the event of a Change in Control, we will issue the vested shares in a lump sum distribution. In the absence of a Change of Control, the issuance of the vested shares shall be made in four (4) equal installments on each of January 1, 2011, January 1, 2012, January 1, 2013 and January 1, 2014. Upon issuance of the shares underlying the Restricted Stock Unit Award, Mr. Reddick must remit to us the par value of $0.01 per share or have us withhold shares to satisfy such payment obligation. On December 22, 2005, the date of grant of the Restricted Stock Unit Award, the average of the closing bid and asked prices of our Common Stock was $3.33, as reported by the OTCBB. Mr. Reddick has no rights as a stockholder, including no dividend or voting rights, with respect to the shares underlying the Restricted Stock Unit Award until we issue the underlying shares. The Employment Agreement contains standard termination provisions, including upon death, disability, for Cause, for Good Reason and without Cause. In the event the Employment Agreement is terminated due to death or disability, we are required to pay Mr. Reddick, or his designee, a pro rata portion of the annual bonus that would have been payable to Mr. Reddick during such year assuming full achievement of the bonus criteria established for such bonus.

In the event that the Employment Agreement is terminated by us without Cause, or by Mr. Reddick for Good Reason, we are required to pay Mr. Reddick an amount equal to the bonus for such year, calculated on a pro rata basis assuming full achievement of the bonus criteria for such year (to the extent it has not already been paid), as well as Mr. Reddick’s base salary for one year (such salary amount being the “Severance Pay”). In case of termination without Cause, such severance is payable in equal monthly installments over a period of twelve (12) months, and in the case of termination by Mr. Reddick for Good Reason, one-half of such severance is payable six months after termination, and the remaining half of such severance is payable thereafter in six monthly installments. In addition, Mr. Reddick is at his option entitled to continued coverage under our then existing benefit plans, including medical and life insurance, for twelve (12) months from the date of termination or the value of such benefits payable in a lump sum thirty days of termination together with amount needed to pay income tax on such lump sum. The Employment Agreement permits Mr. Reddick to terminate the Employment Agreement in the event of a Change in Control (as defined in the Employment Agreement), in which case such termination is considered to be made without Cause, entitling Mr. Reddick to the benefits described above, except that (i) the Severance Pay is payable in a lump sum within six months after the date of termination, and (ii) with options being treated as set forth in the table below entitled, “Events Affecting Option Vesting and Exercise.” The Employment Agreement restricts Mr. Reddick from disclosing, disseminating or using for his personal benefit or for the benefit of others, confidential or proprietary information (as defined in the Employment Agreement) and, provided we have not breached the terms of the Employment Agreement, from competing with us at any time prior to one year after the termination of his employment with us. In addition he has agreed not to (and not to cause or direct any person to) hire or solicit for employment any of our employees or those of our subsidiaries or affiliates (i) for six (6) months following the termination of his employment by us without Cause or by him for Good Reason, prior to a Change of Control, (ii) for twelve (12) months following the termination of his employment for Cause, prior to a Change of Control, or (iii) twenty-four (24) months following a Change of Control. On each of May 23, 2008 and April 24, 2009, we granted Mr. Reddick options to purchase 250,000 shares of our Common Stock exercisable at the fair market value of our Common Stock at the date of grant and vesting in equal installments over 24 months. On April 24, 2009 we also granted Mr. Reddick RSUs with respect to an additional 85,000 underlying shares that vest in equal installments over 24 months and are exercisable on the same schedule as the RSUs granted to Mr. Reddick in 2005. The table entitled “Events Affecting Option Vesting and Exercise,” below summarizes the vesting and exercisability of Mr. Reddick’s options following a number of termination scenarios or a Change of Control.

Robert B. Jones commenced employment with us on April 7, 2008 pursuant to an Employment Agreement dated March 18, 2008, which provides that Mr. Jones will serve as our Senior Vice President and Chief Operating Officer for a term currently scheduled to expire December 31, 2010. The term of the Employment Agreement provides for automatic one (1) year renewals in the absence of written notice to the contrary from us (which would give Mr. Jones the right to terminate his employment for Good Reason) or Mr. Jones at least ninety (90) days prior to the expiration of the initial term or any subsequent renewal period. Mr. Jones’ base salary under the Employment Agreement is $300,000 (increased from $290,000 effective January 1, 2010). Pursuant to the Employment Agreement Mr. Jones is eligible for annual bonuses of up to thirty percent (30%) of his base salary on the achievement of such targets, conditions, or parameters as may be set from time to time by the Board of Directors or the Compensation Committee of the Board of Directors. In 2009, Mr. Jones was awarded a bonus of $112,000 due to, among other reasons, the achievement of certain of the items discussed above under the caption “Salary and Bonus”. The Employment Agreement provides for our grant in April 2008 to Mr. Jones of stock options exercisable for up to 30,000 shares of Common Stock at an exercise price equal to the last sale price of our Common Stock on the last trading day prior to his April 7, 2008 commencement date. The stock option provides for vesting of 1,500 shares on the last day of each month commencing May 31, 2008 and as of December 31, 2009 the stock option was fully vested.

In addition, on each of May 23, 2008 and April 24, 2009, we granted Mr. Jones stock options to purchase 160,000 shares of our Common Stock exercisable at the fair market value of our Common Stock at the date of grant and vesting in equal installments over 24 months (subject to earlier exercisability as set forth in the table below entitled “Events Affecting Option Vesting and Exercise”). The Employment Agreement also provides for our grant in April 2008 to Mr. Jones of a Restricted Stock Unit Award providing for our issuance of up to 50,000 shares of our Common Stock. The Restricted Stock Units granted to Mr. Jones in 2008 vested 2,500 shares on the last day of each month commencing May 31, 2008 and as of December 31, 2009 are fully vested. The vested shares underlying the Restricted Stock Unit Award will be issued by us on the earlier of (i) a Change in Control (as defined in our 2005 RSU Plan), or (ii) January 1, 2011. In the event of a Change in Control, we will issue the vested shares in a lump sum distribution. In the absence of a Change in Control, the issuance of the vested shares shall be made in four (4) equal installments on each of January 1, 2011, January 1, 2012, January 1, 2013 and January 1, 2014. Upon issuance of the shares underlying the Restricted Stock Unit Award, Mr. Jones must remit to us the par value of $0.01 per share or have us withhold shares to satisfy such payment obligation. Mr. Jones has no rights as a stockholder, including no dividend or voting rights, with respect to the shares underlying the Restricted Stock Unit Award until we issue the shares.

The Employment Agreement contains standard termination provisions, including upon death, disability, for Cause, for Good Reason and without Cause. In the event that we terminate the Employment Agreement without Cause or Mr. Jones terminates the Employment Agreement for Good Reason, we are required to pay Mr. Jones an amount equal to the bonus for such year, calculated on a pro rata basis assuming full achievement of the bonus criteria for such year (to the extent it has not already been paid), as well as Mr. Jones’ base salary for one year (such salary amount being the “Severance Pay”). In case of termination without Cause and for Good Reason, such Severance Pay is payable in equal monthly installments over a period of twelve (12) months, with a six month payment delay for the that portion of the Severance Pay that would cause the payments to fall outside an exception to the deferred compensation rules requiring certain severance payments to certain officers of a public company to be made commencing six months after termination However, if such termination without Cause or for Good Reason follows within two years of a qualifying Change of Control then the Severance Pay is payable in a lump sum 31 days after termination, otherwise if such termination follows a Change of Control by more than two years then the Severance Pay is payable six months and one day following termination. In addition, upon a termination without Cause or for Good Reason any shares remaining unvested under stock options and restricted stock units granted to Mr. Jones will vest in full and Mr. Jones will be entitled to continued coverage under our then existing benefit plans, including medical and life insurance, for twelve (12) months from the date of termination. The Employment Agreement restricts Mr. Jones from disclosing, disseminating or using for his personal benefit or for the benefit of others, confidential or proprietary information (as defined in the Employment Agreement) and, provided we have not breached the terms of the Employment Agreement, from competing with us at any time prior to one year after the termination of his employment with us. In addition, Mr. Jones has agreed not to (and not to cause or direct any person to) hire or solicit for employment any of our employees or those of our subsidiaries or affiliates (i) for six (6) months following the termination of his employment by us without Cause or by him for Good Reason, prior to a Change of Control, (ii) for twelve (12) months following the termination of his employment for Cause, prior to a Change of Control, or (iii) twenty-four (24) months following a Change of Control. On April 24, 2009 we granted Mr. Jones RSUs with respect to an additional 40,000 underlying shares that vest in equal installments over 24 months and are exercisable on the same schedule as the RSUs granted to Mr. Jones in 2008 The table entitled “Events Affecting Option Vesting and Exercise,” below, summarizes the vesting and exercisability of Mr. Jones’ options following a number of termination scenarios or a Change of Control.

Peter A. Clemens is employed pursuant to an Employment Agreement effective as of March 10, 1998, as amended, which provides that Mr. Clemens will serve as our Senior Vice President and Chief Financial Officer for a term currently scheduled to expire December 31, 2010. The term of the Employment Agreement provides for automatic one (1) year renewals in the absence of written notice to the contrary from the Company or Mr. Clemens at least ninety (90) days prior to the expiration of any renewal period. Pursuant to a 2008 amendment to the Employment Agreement, our non-renewal of the Employment Agreement is considered as a termination without Cause for all purposes under the Employment Agreement. Mr. Clemens current base salary under the Employment Agreement is $211,500 (increased from $205,000 effective

January 1, 2010). Under the Employment Agreement, he may also receive an annual bonus to be determined based on the satisfaction of such targets, conditions or parameters as may be determined from time to time by the Compensation Committee of the Board of Directors. In 2009, Mr. Clemens was awarded a bonus of $74,000 due to, among other reasons, the achievement of certain of the items discussed above under the caption “Salary and Bonus.” The Employment Agreement also provides for the grant of stock options on March 10, 1998 to purchase 30,000 shares of our Common Stock at an exercise price of $23.75 per share, which options vest in equal increments of 2,500 option shares at the end of each quarterly period during the term of the Employment Agreement (as such vesting schedule may be amended by mutual agreement of Mr. Clemens and the Board of Directors) In addition, in August 2004, the Company granted stock options to Mr. Clemens to purchase 37,500 shares of Common Stock at an exercise price of $1.30 per share, which exercise price represents a discount to the fair market value of our Common Stock on the date of grant. Such stock options vest in four equal portions at the end of each annual period commencing March 9, 2005. Such stock options are exercisable (subject to earlier exercisability as set forth in the table below entitled “Events Affecting Option Vesting and Exercise”) in four equal installments on January 1 of each of 2011, 2012, 2013 and 2014, provided that such options may be exercised only in the calendar year in which they first become exercisable, and in any event no later than their respective expiration dates. In addition, on May 23, 2008, we granted Mr. Clemens options to purchase 100,000 shares of our Common Stock and on April 24, 2009 we granted Mr. Clemens options to purchase 120,000 shares of our Common Stock, in each case at an exercise price equal to the fair market value of our Common Stock at the date of grant and vesting in equal installments over 24 months (subject to earlier exercisability as set forth in the table below entitled “Events Affecting Option Vesting and Exercise”). The Employment Agreement also acknowledges the grant to Mr. Clemens of a Restricted Stock Unit Award providing for our issuance of up to 440,000 shares of our Common Stock. The Restricted Stock Unit vests one-third (1/3) upon grant and the balance in equal monthly increments on the first day of each month beginning January 1, 2006 and ending December 1, 2007. We will issue the vested shares underlying the Restricted Stock Unit Award on the earlier of (i) a Change in Control (as defined in our 2005 RSU Plan), or (ii) January 1, 2011. In the event of a Change in Control, we will issue the vested shares in a lump sum distribution. In the absence of a Change in Control, our issuance of the vested shares shall be made in four (4) equal installments on each of January 1, 2011, January 1, 2012, January 1, 2013 and January 1, 2014.

Upon issuance of the shares underlying the Restricted Stock Unit Award, Mr. Clemens must remit to us the par value of $0.01 per share or have us withhold shares to satisfy such payment obligation. On December 22, 2005, the date of grant of the Restricted Stock Unit Award, the average of the closing bid and asked prices of our Common Stock was $3.33, as reported by the OTCBB. Mr. Clemens has no rights as a stockholder, including no dividend or voting rights, with respect to the shares underlying the Restricted Stock Unit Award until we issue the shares. On April 24, 2009 we granted Mr. Clemens RSUs with respect to an additional 30,000 underlying shares that vest in equal installments over 24 months and are exercisable on the same schedule as the RSUs granted to Mr. Clemens in 2005. The Employment Agreement contains standard termination provisions, including upon death, disability, for Cause, for Good Reason and without Cause. In the event the Employment Agreement is terminated by us without Cause or by Mr. Clemens for Good Reason, we are required to pay Mr. Clemens an amount equal to $410,000 or twice his then base salary, whichever is greater, payable in the case of termination without Cause in a lump sum within 30 days following termination and in the case of termination for Good Reason, six months after termination and to continue to provide Mr. Clemens coverage under our then existing benefit plans, including medical and life insurance, for a term of 24 months. The Employment Agreement permits Mr. Clemens to terminate the Employment Agreement in the event of a Change in Control (as defined in the Employment Agreement), in which case he would receive the same payments as on a termination for Good Reason. The Employment Agreement also restricts Mr. Clemens from disclosing, disseminating or using for his personal benefit or for the benefit of others confidential or proprietary information (as defined in the Employment Agreement) and, provided we have not breached the terms of the Employment Agreement, from competing with us at any time prior to two years after the earlier to occur of the expiration of the term and the termination of his employment. In addition, for a period of two (2) years from and after the effective date of the termination of his employment with us (for any reason whatsoever), (i) induce or attempt to influence any employee of the Corporation or any of its subsidiaries or affiliates to leave its employ, or (ii) aid any person, business, or firm, including a supplier, a competitor, licensor or customer of or our manufacturer for the Corporation, in any attempt to hire any person who shall have been employed by us or any of our subsidiaries or affiliates within the period of one (1) year of the date of any such requested aid. The table entitled “Events Affecting Option Vesting and Exercise,” below, summarizes the vesting and exercisability of Mr. Clemens’ options following a number of termination scenarios or a Change of Control.

Events Affecting Stock Option Vesting and Exercise (For Messrs. Reddick, Jones, and Clemens)

Event	Vesting of All Options (Options not Subject to Section 409A(1) are Exercisable Upon Vesting)	Exercisability of Options not Subject to Section 409A(1)	Exercisability of Options Subject to Section 409A(1)
Termination due to Death	No additional vesting	Vested options immediately exercisable for one year following termination	Vested options immediately exercisable for the lesser of (a) one year following termination or (b) the last day of the year in which they become exercisable
Termination by Company Without Cause or by Employee for Good Reason or following Change of Control (not qualifying under Section 409A)	All options fully vest for Messrs. Reddick and Jones. Mr. Clemens’s options vest upon termination after Change of Control.	Vested options immediately exercisable for one year following termination	Vested options exercisable commencing six months after termination for the lesser of (a) one year following termination or (b) the last day of the year in which they become exercisable
Termination due to Disability	No additional vesting	Vested options immediately exercisable for one year following termination	Vested options exercisable commencing six months after termination for the lesser of (a) one year following termination or (b) the last day of the year in which they become exercisable
Termination by the Company for Cause or by executive other than for Good Reason	No additional vesting	Vested options immediately exercisable for 40 days following termination	Vested options exercisable commencing six months after termination for the lesser of (a) 40 days thereafter or (b) the last day of the calendar year in which they first become exercisable
Change of Control	Options fully vest	Vested options immediately exercisable	Vested options exercisable upon Change of Control qualifying under Section 409A during the year in which the Change of Control occurs

(1)	See Footnote 2 to table entitled “Outstanding Equity Awards at 2009 Year End” and corresponding text for identification of options subject to Section 409A. Mr. Jones does not hold any such options.

Mr. Seiser and Dr. Brzeczko are not parties to an employment agreement. Dr. Brzeczko was hired pursuant to an offer letter. He received a $40,000 signing bonus and is eligible for an additional annual bonus of up to 35% of his base salary. In 2009 he received an additional bonus of $33,000. Upon commencement of his employment on February 9, 2009, he received 24,000 RSUs vesting in equal installments over 24 months, and stock options exercisable for 96,000 shares of Common Stock vesting in equal installments over 24 months. Effective January 1, 2010, Dr. Brzeczko’s annual salary is $273,000 (increased from $265,000).

Mr. Seiser is employed at an annual salary of $165,000 (increased from $160,000 effective January 1, 2010). In 2009 he was granted 24,000 RSUs vesting in equal installments over 24 months, and stock options exercisable for 96,000 shares of Common Stock vesting in equal installments over 24 months.

Stock Option Plans

We maintain three stock option plans adopted in 1995, 1998 and 2008, respectively. In the past we used, and may continue to use, stock options to attract and retain key employees in the belief that employee stock ownership and stock-related compensation devices encourage a community of interest between employees and shareholders.

The 1995 Stock Option Plan

The 1995 Stock Option Plan was approved by our shareholders in September, 1995. As of December 31, 2009 incentive stock options (“ISO’s”) to purchase 19,000 shares and non-qualified options to purchase 6,500 shares were outstanding under the 1995 Stock Option Plan. In May, 2005 the 1995 Stock Option Plan expired and the remaining unissued shares allocated to the Plan were terminated. The average per share exercise price for all outstanding options under the 1995 Stock Option Plan is $12.27.

The 1998 Stock Option Plan

The 1998 Stock Option Plan was adopted by the Board of Directors in April, 1998 and approved by our shareholders in June, 1998. The 1998 Stock Option Plan permits the grant of ISO’s and non-qualified stock options to purchase shares of our Common Stock. The 1998 Stock Option Plan was amended by the Board of Directors in April, 1999 to increase the number of shares available for the grant of options under the Plan from 260,000 to 360,000 shares. Our shareholders ratified the Plan amendment on August 19, 1999. The 1998 Stock Option Plan was further amended by Board of Directors in April, 2001 to increase the number of shares available for grant of options under the Plan from 360,000 to 810,000 shares. Our shareholders ratified the Plan amendment on June 14, 2001. The 1998 Stock Option Plan was further amended by the Board of Directors on May 5, 2004 to increase the number of shares available for grant of options under the Plan from 810,000 to 2,000,000 shares. Our shareholders ratified the Plan amendment on August 12, 2004. The 1998 Stock Option Plan was further amended on February 8, 2006 to make such plan compliant with Section 409A of the Internal Revenue Code, as amended. Our shareholders ratified the amendment on December 14, 2006. On June 25, 2009, the 1998 Stock Option Plan was further amended by our shareholders to allow participants to require us to withhold Common Stock upon exercise of options for payment of exercise price and statutory minimum withholding taxes. As of December 31, 2009, stock options to purchase 1,361,514 shares of Common Stock had been granted under the 1998 Stock Option Plan. Of such option grants, 54,750 are ISO’s and 1,306,764 are non-qualified options. No exercise price of an ISO was set at less than 100% of the fair market value of the underlying Common Stock. The exercise price of non-qualified options exercisable for 1,174,414 shares of Common Stock has been set at less than the fair market value on the date of grant of the underlying Common Stock. Subject to the terms of the 1998 Stock Option Plan, the Board of Directors, or a Committee appointed by the Board determines the persons to whom grants are made and the vesting, timing, amounts and other terms of such grant. An employee may not receive ISO’s exercisable in any one calendar year for shares with a fair market value on the date of grant in excess of $100,000. No quantity limitations apply to the grant of non-qualified stock options.

Options issued to date at a discount under the 1998 Stock Option Plan, which had not vested as of December 31, 2004, are exercisable (subject to earlier exercise as described below) in four equal installments on January 1 of each of 2011, 2012, 2013 and 2014. These options are exercisable earlier than stated above upon a qualifying change of control and upon termination of employment (generally for a period of 90 days), subject in the case of termination, to a 6 month waiting period prior to exercise for Messrs. Reddick, Clemens, Jones and Seiser. In no event are these options exercisable outside the calendar year in which they first become exercisable.

In April, 2008 the 1998 Stock Option Plan expired and the remaining unissued shares allocated to the Plan were terminated. The average per share exercise price for all outstanding options under the 1998 Stock Option Plan is $2.35.

The 2008 Stock Option Plan

The 2008 Stock Option Plan was adopted by the Board of Directors on March 14, 2008 and approved by our shareholders on April 30, 2008. On June 25, 2009, the 1998 Stock Option Plan was amended to allow participants to require us to withhold Common Stock upon exercise of options for payment of exercise price and statutory minimum withholding taxes. The 2008 Stock Option Plan permits the grant of ISO’s and non-qualified stock options to purchase in the aggregate up to 6,000,000 shares of our Common Stock. As of December 31, 2009, stock options to purchase 2,284,000 shares of Common Stock had been granted under the 2008 Stock Option Plan. Of such option grants, 1,005,246 are ISOs and 1,278,754 are non-qualified options. No exercise price of an ISO or a non-qualified stock option was set at less than 100% of the fair market value of the underlying Common Stock. Subject to the terms of the 2008 Stock Option Plan, the Board of Directors, or a Committee appointed by the Board determines the persons to whom grants are made and the vesting, timing, amounts and other terms of such grant. An employee may not receive ISO’s exercisable in any one calendar year for shares with a fair market value on the date of grant in excess of $100,000. No quantity limitations apply to the grant of non-qualified stock options. The average per share exercise price for all outstanding options under the 2008 Stock Option Plan is $7.95.

Restricted Stock Unit Award Plan

On December 22, 2005, the Board of Directors approved our 2005 Restricted Stock Unit Award Plan (the “2005 RSU Plan”) for our employees and non-employee directors. The RSU Plan was amended by the Board of Directors on October 26, 2006 to allow transfer of RSUs under limited circumstances. We believe that the 2005 RSU Plan did not require shareholder approval. Nevertheless, on December 14, 2006, our shareholders ratified the 2005 RSU Plan, as amended, at our 2006 Annual Shareholders’ Meeting. A RSU represents the contingent obligation of the Company to deliver a share of our Common Stock to the holder of the RSU on a distribution date. On March 14, 2008 the Board of Directors adopted and on April 30, 2008 our shareholders ratified an amendment to the 2005 RSU Plan increasing the number of shares available under the 2005 RSU Plan from 3 million to 3.5 million.

The purpose of the 2005 RSU Plan is to attract, motivate and retain experienced and knowledgeable employees by offering additional stock-based compensation and incentives to defer and potentially enhance their compensation and to encourage stock ownership in the Company and to attract and retain qualified non-employee directors. The 2005 RSU Plan is intended to comply with Section 409A of the Internal Revenue Code of 1986, as amended and is designed to confirm that compensation deferred under the Plan which is subject to Code Section 409A is not included in the gross income of 2005 RSU Plan participants until such time as the shares of Common Stock underlying RSUs are distributed as set forth in the Plan and Code Section 409A.

The RSU Plan is administered by our Board of Directors or a Committee appointed by the Board of Directors. However, with respect to non-employee directors, the Board administers the Plan, and the Committee has no discretion with respect to any grants to non-employee directors. RSUs granted under the RSU plan vest on a schedule determined by the Board of Directors or such Committee as set forth in a restricted stock unit award agreement. Unless otherwise set forth in such award agreement, the RSUs fully vest upon a change in control (as defined in the 2005 RSU Plan) of the Company or upon termination of an employee’s employment without cause or due to death or disability, and in the case of a non-employee director, such person’s death or disability or if such person is not renominated as a director (other than for “cause” or refusal to stand for re-election) or is not elected by our stockholders, if nominated. Vesting of an RSU entitles the holder thereof to receive a share of Common Stock of the Company on a distribution date (after payment of the $0.01 par value per share).

Absent a change of control, one-fourth of vested shares of Common Stock underlying an RSU award will be distributed (after payment of $0.01 par value per share) on January 1 of each of 2011, 2012, 2013 and 2014. If a change in control occurs (whether prior to or after 2011), the vested shares underlying the RSU award will be distributed at or about the time of the change in control. No dividends accrue on the shares underlying the RSUs prior to issuance. The recipients of RSU awards need not be employees or directors of the Company on a distribution date.

RSUs may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner by the recipients other than by will or by the laws of descent or distribution and to (i) the spouse, children or grandchildren of the awardees (the “Immediate Family Members”), (ii) a trust or trusts for the exclusive benefit of such Immediate Family Members, or (iii) a partnership in which such Immediate Family Members are the only partners, provided that (x) there may be no consideration for any such transfer, (y) subsequent transfers of transferred RSUs shall be prohibited except those made by will or by the laws of descent or distribution, and (z) such transfer is approved in advance by the Committee (or Board in absence of a Committee). A married recipient may generally designate only a spouse as a beneficiary unless spousal consent is obtained.

Recipients of RSUs generally will not recognize income when they are awarded RSUs (unless they elect to recognize income by making a Section 83(b) election). RSU recipients will recognize ordinary income in an amount equal to the fair market value of the shares of our Common Stock issued pursuant to a distribution under the RSU. We will generally be entitled to a tax deduction in the same amount.

As of December 31, 2009 we had granted RSUs providing for our issuance of up to an aggregate of 3,333,000 shares of our Common Stock. Of such RSU awards 17,000were forfeited in 2009 upon an employee’s termination of employment. 2,750,000 of such RSU awards vest one-third (1/3) on grant and the balance vest in equal monthly increments on the first day of each month beginning January 1, 2006 and ending December 1, 2007. 200,000 of such RSU awards vested 77,778 shares on grant and the balance vested in equal monthly increments on the first day of March 1, 2006 and ending December 1, 2007. 50,000 of such RSU awards vest at a rate of 2,500 on the last day of each month commencing May 31, 2008, and as of December 31, 2009, all of such RSU awards had vested. 24,000 of such RSU awards vest in 24 equal monthly installments on the 9th day of each month commencing March 9, 2009 and as of December 31, 2009, 10,000 of such RSU awards had vested. 24,000 of such RSU awards vested in equal monthly installments on the last day of each month commencing June 11, 2009, and as of December 31, 2009, 7,000 of such RSU awards vested and 17,000 were forfeited. 285,000 of such RSU awards vest in equal installments on the 24th day of each month commencing May 24, 2009 and as of December 31, 2009, 95,000 of such RSU awards had vested.

Outstanding Equity Awards at 2009 Year End

The following table presents information regarding outstanding stock and stock option awards at December 31, 2009 for each of the 2009 named executive officers:

Outstanding Equity Awards at 2009 Year-End

	Stock Option Awards					Restricted Stock Unit Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
Andrew D. Reddick	450,000	(2)	—	$1.30	08/12/2014	56,667	$301,468
	197,917		52,083	$9.87	05/23/2018
	83,333		166,667	$6.29	04/23/2019
Robert B. Jones	30,000		—	$8.64	04/06/2018	30,000	$159,600
	126,667		33,333	$9.87	05/23/2018
	53,333		106,667	$6.29	04/23/2019
Peter A. Clemens	12,500		—	$18.75	02/17/2010	20,000	$106,400
	10,000		—	$11.125	06/29/2010
	37,500	(2)	—	$1.30	03/09/2014
	79,167		20,833	$9.87	05/23/2018
	40,000		80,000	$6.29	04/23/2019
Albert W. Brzeczko	40,000		56,000	$5.70	02/08/2019	14,000	$74,480
Robert A. Seiser	3,000		—	$18.75	02/17/2010	16,000	$85,120
	4,000		—	$11.125	06/29/2010
	2,500		—	$24.60	11/15/2011
	24,900	(2)	—	$1.30	03/09/2014
	63,334		16,666	$9.87	05/23/2018
	32,000		64,000	$6.29	04/23/2019

(1)	Based on the closing price of $5.33 reported on the Nasdaq Capital Market on December 31, 2009 reduced by the $.01 par value per share that must be paid on the distribution of shares underlying the RSUs.
(2)	See “Stock Option Plans — 1998 Stock Option Plan” for information regarding these options which were issued at a discount to fair market vale and also see table entitled “Events Affecting Stock Option Vesting And Exercise” (column labeled “Exercisability of Options Subject to Section 409A”) with respect to Messrs. Reddick and Clemens and “Potential Payments Potential Payments Upon Termination or Change in Control — Messrs. Brzeczko and Seiser”, with respect to Mr. Seiser.

Grants of Plan Based Awards in 2009

The following table presents information regarding the grant of awards made to our 2009 named executive officers in the last completed fiscal year under our 2005 RSU Plan and 2008 Stock Option Plan:

Grants of Plan-Based Awards

Name	Grant Date	Stock Awards Under the 2005 Restricted Stock Unit Award Plan – Number of Shares of Stock (#)	Option Awards Under the 2008 Stock Option Plan – Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(2)
Andrew D. Reddick	4/24/2009	85,000	—	(1)	$534,000
	4/24/2009	—	250,000	$6.29	$1,505,000
Robert B. Jones	4/24/2009	45,000	—	(1)	$188,000
	4/24/2009	—	160,000	$6.29	$963,000
Peter A. Clemens	4/24/2009	30,000	—	(1)	$126,000
	4/24/2009	—	120,000	$6.29	$722,000
Albert W. Brzeczko	2/9/2009	24,000	—	(1)	$137,000
	2/9/2009	—	96,000	$5.70	$524,000
Robert A. Seiser	4/24/2009	24,000	—	(1)	$151,000
	4/24/2009	—	96,000	$6.29	$578,000

(1)	RSUs require the payment of $0.01 par value per share upon the distribution of the shares underlying the RSUs.
(2)	See Notes 1 and 2 to Summary Compensation Table for methodology used in computing grant date fair value. See also Note I to our Financial Statements included in our Annual Report on Form 10-K.

Option Exercises and Stock Vested in 2009

The following table presents information regarding the exercise of options by our 2009 named executive officers and vesting of awards made to a 2009 named executive officer under our 2005 RSU Plan that occurred in our last completed fiscal year.

Option Exercise and Stock Vested In Fiscal Year 2009

	Option Awards				Stock Awards
Name	Number of Shares Acquired on Exercise		Value Realized on Exercise		Number of Shares Vested (#)(1)	Value Realized on Vesting ($)(2)
Andrew D. Reddick	425,000	(3)	$1,258,000	(4)	28,333	$156,895
Robert B. Jones	—		—		35,000	$251,587
Peter A. Clemens	—		—		10,000	$55,375
Albert W. Brzeczko	—		—		10,000	$58,010
Robert A. Seiser	—		—		8,000	$44,300
(1)	The vested shares underlying the RSUs will be issued by us on the earlier of (i) a Change of Control (as defined in our 2005 Restricted Stock Unit Award Plan), or (ii) in four annual installments starting on January 1, 2011. In the event of a Change of Control, our issuance of the vested shares shall be made in a lump sum distribution. In the absence of a Change of Control, the issuance of the vested shares shall be issued in four (4) equal installments on each of January 1, 2011, January 1, 2012, January 1, 2013 and January 1, 2014. Upon our distribution of the vested shares underlying the RSUs, the recipients must submit to us the par value of $0.01 per share. The recipients of the RSUs have no rights as a stockholder, including no dividend or voting rights, with respect to the shares underlying such awards until the shares are issued by us.

(2)	Value is determined by subtracting the $.01 par value required to be paid on exchange of each share for RSUs from the closing price of our Common Stock on the Nasdaq Capital Market on each vesting date (or the preceding closing price if the vesting date is not a trading date) and multiplying the result by the number of shares underlying the RSUs that vested on such date and then aggregating those results.
(3)	Of the 425,000 options exercised, 249,353 shares were withheld by the Company for payment of the exercise price and statutory minimum withholding taxes leaving Mr. Reddick with a net total of 175,647 common shares. As of the date of this Proxy Statement, Mr. Reddick continues to own all 175,647 of such common shares.
(4)	Computed by multiplying the 425,000 shares acquired on exercise by the sum of the $4.26 closing price of our stock on the Nasdaq Capital Market on November 23, 2009, the trading day immediately preceding the date of Mr. Reddick’s option exercise less the $1.30 exercise price per share.

Securities Authorized For Issuance under Equity Compensation Plans

The following table includes information as of December 31, 2009 relating to our 1995, 1998 and 2008 Stock Option Plans and our 2005 Restricted Stock Unit Award Plan, which comprise all of our equity compensation plans. The table provides the number of securities to be issued upon the exercise of outstanding options and distributions under outstanding Restricted Stock Unit Awards under such plans, the weighted-average exercise price of outstanding options and the number of securities remaining available for future issuance under such equity compensation plans:

Equity Compensation Plan Information

Plan Category	Number Of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights (Column a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (Column b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column a (Column c)
Stock Option Equity Compensation Plans Approved by Security Holders	3,671,014	$5.90	3,716,000
Stock Option Equity Compensation Plans Not Approved by Security Holders	—	—	—
Restricted Stock Unit Equity Compensation Plans Approved by Security Holders	3,316,000	$0.01	184,000
Restricted Stock Unit Equity Compensation Plans Not Approved by Security Holders	—	—	—
TOTAL	6,987,014	$3.10	3,900,000

Potential Payments Upon Termination or Change in Control

Messrs. Brzeczko and Seiser

Options.  If a change of control occurs (which constitutes a change of control under the stock option agreements) previously unvested options vest and become exercisable with respect to all underlying shares (relating to 52,000 and 64,000 shares for Messrs. Brzeczko and Mr. Seiser, respectively, as of December 31, 2009). Messrs. Brzeczko and Seiser would realize a benefit of $284,000 and $385,000 from such option vesting if such change of control had occurred on December 31, 2009. Upon the occurrence of a change of control that meets the requirements of Section 409A of the Internal Revenue Code or upon termination of employment, stock options granted to Mr. Seiser to purchase 24,900 shares of Common Stock become exercisable in full.

RSUs.  If a change of control occurs (which constitutes a change of control under the 2005 RSU Plan) then Messrs. Brzeczko’s and Seiser’s previously unvested RSUs vest respect to all underlying shares. Messrs. Brzeczko and Seiser would realize a benefit of $80,000 and $100,000 from such vesting if such change of control had occurred on December 31, 2009. Upon the occurrence of a change of control that meets the requirements of Section 409A of the Internal Revenue Code, the RSUs are fully distributable for shares upon payment of the $.01 par value per share, instead of under their normal distribution schedule.

The dollar benefits described above are the compensation cost for such awards that would have been recognized in 2009 in our financial statements in accordance with FASB ASC TOPIC 718, had such accelerated vesting/distribution occurred.

Messrs. Reddick, Jones and Clemens

Based upon a hypothetical triggering date of December 31, 2009, the quantifiable benefits for Messrs. Andrew Reddick, Robert Jones and Peter Clemens upon a termination/change of control would have been as set forth the table below:

Triggering Event	Executive	Severance		Bonus		Value of Options Vesting(4)	Value of RSUs Vesting(5)	Medical, Dental, Health, Disability and Life Insurance Benefits		Total(7)
Termination by Company without Cause or by Employee for Good Reason or after a Change of Control	Andrew D. Reddick	$365,000	(1)(8)	—	(3)	$469,000	$356,000	$26,270	(6)	$1,216,270
	Robert B. Jones	290,000	(1)(8)	—	(3)	312,000	188,415	26,270	(6)	$816,685
	Peter A. Clemens	410,000	(2)(9)	—	(3)	188,000 (with respect to Change of Control, only payable upon termination after Change of Control)	126,000	52,540	(10)	$776,540
Termination for Death	Andrew D. Reddick	—		—	(3)	—	356,000	$50,000		$406,000
	Robert B. Jones	—		—		—	188,000	$50,000		$238,000
	Peter A. Clemens	—		—		—	126,000	$50,000		$176,000
Termination for Disability	Andrew D. Reddick	—		—	(3)	—	356,000	—		$356,000
	Robert B. Jones	—		—		—	188,000			$188,000
	Peter A. Clemens	—		—		—	126,000	—		$126,000
Termination with Cause	Andrew D. Reddick	—		—		—	—	—		—
	Robert B. Jones	—		—		—	—	—		—
	Peter A. Clemens	—		—		—	—	—		—
Change of Control Without Termination	Andrew D. Reddick	—		—		469,000	356,000	—		$825,000
	Robert B. Jones	—		—		312,000	188,000	—		$500,000
	Peter A. Clemens	—		—		188,000	126,000	—		$314,000

The terms “Change of Control”, “Cause”, and “Good Reason” have the meanings in the listed executive’s employment agreements.

(1)	In the case of termination without Cause, payable in 12 monthly installments. In the case of termination for Good Reason, one half of amount is payable six months and one day after termination, and remaining amount is payable thereafter in six monthly installments. In the case of termination after a Change of Control, amount is payable in a lump sum six months and one day after termination.
(2)	In the case of termination without Cause, payable in a lump sum within 30 days after termination. In the case of termination for Good Reason and termination after Change of Control, amount is payable in a lump sum six months and one day after termination.
(3)	Payable in a lump sum within 30 days after termination. Because bonuses were paid prior to December 31, 2009, named executives would not have been entitled to any additional bonuses upon termination at December 31, 2009.
(4)	The dollar amount reported is the compensation cost for such awards that would have been recognized in 2009 in our financial statements in accordance with FASB ASC TOPIC 718 had the unvested stock options at December 31, 2009 vested at such date. See “Employment Agreements” for a description of the exercise periods following termination.

(5)	The dollar amount reported is the compensation cost for such awards that would have been recognized in 2009 in our financial statements in accordance with FASB ASC TOPIC 718, had the unvested RSUs at December 31, 2009 vested at such date
(6)	Represents the value of medical, dental, disability and life insurance for the twelve months following termination and a tax gross up for such amounts. Payable in lump sum within 30 days after termination. Assumes executive has selected lump sum payment option, in lieu of continued benefits. This amount is estimated.
(7)	Excludes accrued vacation.
(8)	Represents one year of salary, at the rate in effect on December 31, 2009.
(9)	Represents two years of base salary, at the rate in effect on December 31, 2009.
(10)	Represents the estimated value of medical, dental, disability and life insurance for the twenty-four months following termination. Payable in lump sum within thirty days after termination.

Director Compensation

The following table sets forth a summary of the compensation paid by us to our Directors (other than Andrew Reddick, whose compensation, is reflected in the Summary Compensation Table) for services rendered in all capacities to us during the fiscal year ended December 31, 2009:

2009 DIRECTOR COMPENSATION

Director	Fees Earned or Paid in Cash ($)		Stock Awards ($)(1)	Option Awards ($)(2)	Total ($)
William G. Skelly	27,500		—	107,283	134,783
William A. Sumner	26,500		—	107,283	133,783
Bruce F. Wesson	24,000		—	107,283	131,283
Richard J. Markham	28,500		—	107,283	110,133
Immanuel Thangaraj	20,000	(3)	—	107,283	127,283
George K. Ross	32,000		—	107,283	139,283

(1)	Messrs. Skelly and Sumner each held fully vested RSUs with respect to 100,000 underlying shares, as of December 31, 2009. Messrs. Wesson, Markham, Thangaraj and Ross held no RSUs.
(2)	Messrs. Skelly, Sumner, Wesson, Markham, Thangaraj and Ross, held vested options with respect to, 47,500, 34,000, 30,000, 30,000, 30,000 and 30,000 underlying shares, respectively, as of December 31, 2009. Each was awarded options to purchase 15,000 shares of our Common Stock on January 2, 2009 at an exercise price of $7.48. The dollar amounts represent the grant date fair value of such options awarded in 2009 in accordance with FASB ASC Topic 718 and exclude the possibility of forfeiture. In computing the grant date fair value under a Black-Scholes model and used a risk free interest rate of 2.46%, historical volatility of 124.16% and an option term of 10 years. See Note I to our Financial Statements included in our Annual Report on Form 10-K for a general discussion of our assumptions.
(3)	Committee and board meeting attendance fees waived.

Our Director compensation program provides for a $20,000 annual retainer for each non-employee Director (and an additional annual retainer of $5,000 for the chairperson of the Audit Committee and $2,500 for each other Committee chairperson), a $1,000 fee for each Board meeting attended in person ($500 if attended telephonically), and a $500 fee for each Committee meeting attended ($250 if attended telephonically). The annual retainer fees are payable in four equal installments at the end of each calendar quarter during the year. In addition, non-employee Directors will receive an annual grant of options to purchase 15,000 shares of our Common Stock. The stock options have a term of 10 years and have an exercise price equal to the closing price of our Common Stock on the first trading day of the year of grant as reported by the NASDAQ Capital Market. The stock options vest in equal installments at the end of each calendar quarter during the year of grant. Directors who are also our employees receive no additional or special remuneration for their services as Directors. We also reimburse Directors for travel and lodging expenses, if any, incurred in connection with attendance at Board meetings.

Compensation Committee Interlocks and Insider Participation

During 2009 there were no Compensation Committee interlocks or insider participation in compensation decisions.

Compensation Committee Report

The following report of the Compensation Committee is not deemed to be “soliciting material” or to be “filed” with the Commission or subject to Regulation 14A or 14C [17 CFR 240.14a-1 et seq. or 240.14c-1 et seq.], other than as specified, or to the liabilities of Section 18 of the Exchange Act [15 U.S.C. 78r].

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis in this Proxy Statement with Company management. Based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Richard J. Markham, Bruce Wesson and Immanuel Thangaraj.

Certain Relationships and Related Transactions and Director Independence

Certain Relationships and Related Transactions

GCE Holdings LLC, our 75.9% stockholder (“GCE”) was the assignee of all shares of the Company’s preferred stock (prior to conversion of such preferred stock into common stock) formerly held by each of Galen Partners III, L.P., Galen Partners International III, L.P., Galen Employee Fund III, L.P. (collectively, “Galen”), Care Capital Investments II, LP, Care Capital Offshore Investments II, LP (collectively, “Care Capital”) and Essex Woodlands Health Ventures V, L.P., (“Essex” and together with Galen and Care, the “VC Investors”). Galen, Care and Essex own 39.8%, 30.6% and 29.6%, respectively, of the membership interest in GCE. Messrs. Wesson, Markham and Thangaraj, each a Director, exercise investment control over the membership interests in GCE held by Galen, Care and Essex, respectively, and correspondingly exercise investment control over our common stock held by GCE.

As a condition to the completion of our 2004 debenture offering, we, the investors in our 2004 debentures and the holders of our outstanding 5% convertible senior secured debentures due March 31, 2006 issued by us during the period from 1998 through 2003 executed a certain Voting Agreement dated as of February 6, 2004 (the “Voting Agreement”). The Voting Agreement provided that each of Galen, Care and Essex (collectively, the “Lead 2004 Debenture Investors”) had the right to designate for nomination one member of our Board of Directors, and that the Lead Debenture 2004 Investors collectively may designate one additional member of the Board (collectively, the “Designees”). In connection with the conversion of our preferred shares into common stock completed in November 2005, the Voting Agreement was amended to reflect the conveyance by each of Galen, Care and Essex of their holdings in our preferred shares (prior to their conversion into common stock) to GCE. After giving effect to a further amendment in January 2008, the Voting Agreement, as amended, provides that our Board of Directors shall be comprised of not more than seven (7) members, three (3) of whom shall be designees of GCE, one of whom shall be our CEO and three of whom shall be independent directors. The designees of GCE are Messrs. Wesson, Markham and Thangaraj.

On August 20, 2007, we entered into a Securities Purchase Agreement with GCE Holdings LLC, our controlling shareholder, and the other investors named therein (collectively, the “Unit Investors”), pursuant to which the Unit Investors purchased units consisting of four shares of common stock and a warrant to purchase one share of common stock. In accordance with the requirements of the Securities Purchase Agreement, we filed a registration statement with the SEC for purposes of registering the resale of the shares of common stock issued as part of the Units and the shares of common stock issuable upon exercise of the warrants issued as part of the Units (the “Registration Statement”). The Registration Statement was declared effective by the SEC on November 20, 2007. We must exercise best efforts to keep the Registration Statement effective until the earlier of (i) the date that all shares of common stock and shares of common stock underlying Warrants covered by the Registration Statement have been sold, or (ii) the fifth anniversary of the Registration Statement, provided that the period during which the Registration Statement must be kept effective can be shortened to not less than two years by agreement of holders of registrable securities. Shares of common stock eligible for sale under Rule 144(k) of the Securities Act of 1933, as amended, need not be included in the Registration Statement. Under certain circumstances, if shares are excluded from the Registration Statement by the SEC, we may be required to file one or more additional Registration Statements for the excluded shares. Subject to certain exceptions, for each day that we fail to keep the Registration Statement effective, we must pay each Investor 0.05% of the purchase price of securities covered by the Registration Statement and held by such Unit Investor at such time, up to a maximum of 9.9% of the amount paid by a Unit Investor for the Units.

The requirement in the Securities Purchase Agreement to file the Registration Statement triggered the piggyback registration rights granted to certain holders of shares of our common stock and warrants exercisable for common stock pursuant to an Amended and Restated Registration Rights Agreement dated as of February 6, 2004, as amended. GCE Holdings LLC, Galen Partners III, L.P., Galen Partners International III, L.P., Galen Employee Fund III, L.P., Care Capital Investments II, LP, Care Capital Offshore Investments II, LP and Essex Woodlands Health Ventures V, L.P. exercised their piggyback registration rights under such Agreement. As a result, an aggregate of 26,584,016 shares of common stock and shares underlying warrants held by such shareholders (after giving effect to our 1 for 10 reverse stock split effected December 5, 2007) were included in the Registration Statement.

Our Board has not adopted formalized written policies and procedures for the review or approval of related party transactions. As a matter of practice, however, our Board has required that all related party transactions, including, without limitation, each of the transactions described herein under the heading “Certain Relationships and Related Transactions”, be subject to review and approval by a committee of independent directors established by the Board. The Board’s practice is to evaluate whether a related party (including a director, officer, employee, GCE Holdings, Galen, Care, Essex or other significant shareholder) will have a direct or indirect interest in a transaction in which we may be a party. Where the Board determined that such proposed transaction involves a related party, the Board formally establishes a committee comprised solely of independent directors to review and evaluate such proposed transaction (the “Independent Committee”). The Independent Committee is authorized to review any and all information it deems necessary and appropriate to evaluate the fairness of the transaction to us and our shareholders (other than the interested related party to such transaction), including meeting with management, retaining third party experts (including counsel and financial advisors if determined necessary and appropriate by the Independent Committee) and evaluating alternative transactions, if any. The Independent Committee is also empowered to negotiate the terms of such proposed related party transaction on our behalf. The proposed related party transaction may proceed only following the approval and recommendation of the Independent Committee. Following the Independent Committee’s approval, the related party transaction is subject to final review and approval of the Board as a whole, with any interested director abstaining from such action.

Each of the transactions described herein under the heading “Certain Relationships and Related Transactions” were subject to the review, evaluation, negotiation and approval of an Independent Committee of the Board. In each of such case, the Independent Committee was comprised of Messrs. Sumner and Skelly.

Director Independence

In assessing the independence of our Board members, our Board has reviewed and analyzed the standards for independence required under the NASDAQ Capital Market, including NASDAQ Marketplace Rule 4200(a)(15), and applicable SEC regulations. Based on this analysis, our Board has determined that each of Messrs. William A. Sumner, William Skelly and George Ross meet the standards for independence provided in the listing requirements of the NASDAQ Capital Market and SEC regulations. As a result, three of our seven Board members meet such standards of independence. Although the listing standards of the NASDAQ Capital Market specify that a majority of a listed issuer’s board of directors must be comprised of independent directors, we are relying upon an exemption for “controlled companies” provided in the listing standards for the NASDAQ Capital Market. A “controlled company” is a company of which more than 50% of the voting power is held by an individual, a group or another company. Based on GCE Holdings LLC’s ownership of approximately 76% of our common stock, we are considered a controlled company under the rules of the NASDAQ Capital Market and are relying upon this exemption in having less than a majority of independent directors on our Board.

With respect to our Board committees, our Board has determined that the members of our Compensation committee do not meet the standards for independence described above.

Vote Required and Board Recommendation

Directors are elected by a plurality of the votes cast. The seven candidates receiving the highest number of votes will be elected as directors.

The Board of Directors recommends that the shareholders vote FOR each of the above nominees for Director.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

There will also be submitted for consideration and voting at the Meeting, the ratification of the appointment by our Audit Committee and our Board of Directors of BDO Seidman, LLP as our independent registered public accounting firm for the purpose of auditing and reporting upon our financial statements for the fiscal year ending December 31, 2010. Our Audit Committee and Board of Directors selected and approved the accounting firm of BDO Seidman, LLP as our independent registered public accounting firm to audit and report upon our financial statements for each of the three fiscal years ended December 31, 2009. BDO Seidman, LLP has no direct or indirect financial interest in the Company.

Representatives of BDO Seidman, LLP are expected to be present at the Meeting, and they will be afforded an opportunity to make a statement at the Meeting if they desire to do so. It is also expected that such representatives will be available at the Meeting to respond to appropriate questions by shareholders.

Our registered independent public accounting firm is BDO Seidman, LLP. The fees billed by this firm in 2009 and 2008 were as follows:

	2009	2008
Audit Fees	$118,100	$131,764
Audit-Related Fees	—	—
Total Audit and Audit-Related Fees	118,100	131,764
Tax Fees	62,255	180,677
All Other Fees	—	—
Total for BDO Seidman, LLP	$180,355	$312,441

Audit Fees include professional services rendered in connection with the annual audit of our financial statements and with our audit of internal control over financial reporting, and the review of the financial statements included in our Form 10-Qs for the related periods. Additionally, Audit Fees include other services that only an independent registered public accounting firm can reasonably provide, such as services associated with our SEC registration statements or other documents filed with the SEC or used in connection with financing activities. We had no Audit-Related Fees which would include accounting consultations related to accounting, financial reporting or disclosure matters not classified as “Audit Fees.”

Tax Fees include tax compliance, tax advice and tax planning services. These services related to the preparation of various state income tax returns, and our federal income tax return, and reviews of IRC Section 382.

Audit Committee’s Pre-Approval Policies and Procedures

Consistent with policies of the SEC regarding auditor independence and the Audit Committee Charter, the Audit Committee has the responsibility for appointing, setting compensation and overseeing the work of the registered independent public accounting firm (the “Firm”). The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the Firm. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The Audit Committee may also pre-approve particular services on a case-by-case basis. In assessing requests for services by the Firm, the Audit Committee considers whether such services are consistent with the Firm’s independence, whether the Firm is likely to provide the most effective and efficient service based upon their familiarity with the Company, and whether the service could enhance the Company’s ability to manage or control risk or improve audit quality.

All of the audit-related, tax and other services provided by BDO Seidman in 2009 and 2008 and related fees (as described in the captions above) were approved in advance by the Audit Committee.

AUDIT COMMITTEE REPORT

The members of our Audit Committee are George K. Ross, Chairman, William A. Sumner and William G. Skelly. The Audit Committee operates under a written charter adopted by the Board of Directors. The charter is available on our website at www.acurapharm.com under the menu item “Code of Ethics” appearing under the “Corporate” tab. Management is responsible for our internal control and financial reporting process. Our independent public accountants are responsible for performing an independent audit of our consolidated financial statements in accordance with the auditing standards of the PCAOB and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

In this context, the Audit Committee has met and held discussions with Management and our independent public accountants. Management represented to the Audit Committee that our consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with Management and our independent public accountants. The Audit Committee discussed with the independent public accountants matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T; Public Company Accounting Oversight. Our independent public accountants also provided to the Audit Committee the written disclosures required by PCAOB Rule 3526, and the Audit Committee discussed with the independent public accountants that firm’s independence. The Audit Committee has also considered whether the independent auditors’ provision of non-audit services to us is compatible with the auditor’s independence.

Based upon the Audit Committee’s discussions with Management and the independent public accountants and the Audit Committee’s review of the representation of Management and the report of the independent public accountants, the Audit Committee recommended that the Board of Directors include our audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2009 filed with the Securities and Exchange Commission.

The foregoing has been approved by all current members of the Audit Committee.

George K. Ross (Chairman) William A. Sumner William G. Skelly

Recommendation of the Board of Directors

The Board of Directors recommends a vote FOR the ratification of the appointment of BDO Seidman LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010.

Vote Required

A majority of the Votes Cast at the Meeting is required to ratify the appointment of BDO Seidman, LLP as our independent registered accounting firm for the fiscal year ending December 31, 2010.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of the Common Stock, as of February 1, 2010, for individuals or entities in the following categories: (i) each of the Company’s Directors and nominees for Directors; (ii) the Company’s principal executive officer, the Company’s principal financial officer and the next three highest paid executive officers of the Company whose total annual compensation for 2009 exceeded $100,000 (the “2009 named executive officers”); (iii) all Directors and executive officers as a group; and (iv) each person known by the Company to be a beneficial owner of more than 5% of the Common Stock. Unless indicated otherwise, each of the shareholders has sole voting and investment power with respect to the shares beneficially owned.

Name of Beneficial Owner	Amount Owned		Percent of Class(1)
GCE Holdings LLC, c/o Galen Partners III, L.P. 680 Washington Boulevard, Stamford, CT 06901	34,564,956	(2)	75.9%
Vivo Ventures Fund VI, L.P. 575 High St, Suite 201 Palo Alto, CA 9430131	2,450,000	(3)	5.5%
Andrew D. Reddick	969,397	(4)	2.2%
Robert B. Jones	250,000	(5)	*
William G. Skelly	52,250	(6)	*
Bruce F. Wesson	47,750	(2)(7)	*
William A. Sumner	56,750	(8)	*
Peter A. Clemens	211,747	(9)	*
Richard J. Markham	33,750	(2)(10)	*
Immanuel Thangaraj	43,750	(2)(11)	*
Robert A. Seiser	151,733	(12)	*
Albert W. Brzeczko	52,000	(13)	*
George K. Ross	33,750	(14)	*
All Officers and Directors as a Group (12 persons)	2,045,610	(15)	4.5%

*	Represents less than 1% of the outstanding shares of the Company’s Common Stock.
(1)	Shows percentage ownership assuming (i) such party converts all of its currently convertible securities or securities convertible within 60 days of February 1, 2010 into the Company’s common stock, and (ii) no other Company security holder converts any of its convertible securities. No shares held by any Director or 2009 named executive officer has been pledged as collateral security.
(2)	GCE Holdings LLC, a Delaware limited liability company, was the assignee of all of the our preferred stock (prior to its conversion into common stock) and bridge loans entered into in 2005, 2006 and 2007 (prior to their conversion into common stock and warrants) formerly held by each of Galen Partners III, L.P., Galen Partners International III, L.P., Galen Employee Fund III, L.P. (collectively, “Galen”), Care Capital Investments II, LP, Care Capital Offshore Investments II, LP (collectively, “Care Capital”) and Essex Woodlands Health Ventures Fund V, L.P. (“Essex”). Galen, Care Capital and Essex own approximately 39.8%, 30.6% and 29.6%, respectively, of the membership interests in GCE Holdings LLC. The following natural persons exercise voting, investment and dispositive rights over our securities held of record by GCE Holdings LLC: (i) Galen Partners III, L.P., Galen Partners International III, L.P. and Galen Employee Fund III, L.P.: Bruce F. Wesson, L. John Wilkerson, David W. Jahns, and Zubeen Shroff; (ii) Care Capital Investments II, LP and Care Capital Offshore Investments II, LP: Jan Leschly, Richard Markham, Argeris Karabelas and David Ramsay; and (iii) Essex Woodlands Health Ventures Fund V, L.P.: Immanuel Thangaraj, James L. Currie and Martin P. Sutter. Pursuant to a Voting Agreement among us, GCE Holdings LLC and certain other shareholders, GCE Holdings LLC has the right to designate three of the seven members of the Company’s Board of Directors. The Board designees of GCE Holdings LLC are Immanuel Thangaraj, Richard Markham and Bruce Wesson. Amounts for GCE Holdings, LLC include 1,786,481 shares underlying warrants, exercisable at $3.40 per share. Excludes 381,381 shares and warrants to purchase 14,999 shares held by Galen, 136,178 shares and warrants to purchase 34,500 shares held by Essex; and 10,923 shares, options to purchase 40,000 shares and warrants to purchase 15,000 shares held by Care Capital.
(3)	Includes shares held by an affiliated fund. Includes warrants to purchase 450,000 shares exercisable at $3.40 per share held by Vivo Ventures Fund VI, L.P. and an affiliated fund (collectively, “Vivo”). Number of shares give effect to the transfer of warrants to purchase 496,364 and 3,636 shares from Vivo Ventures Fund VI, L.P. and Vivo Ventures VI Affiliates Fund, L.P., respectively, to Warrant Strategies Fund, LLC on November 30, 2007 but are otherwise current as of November 20, 2007. The information with respect to Vivo is based solely on our knowledge of our sale of securities to them and our knowledge of the warrant transfer stated above.
(4)	Includes 793,750 shares subject to stock options exercisable within 60 days of February 1, 2010, of which 450,000 shares are subject to fully vested options, exercisable commencing January 1, 2011 or upon termination of employment or a change of control of the Company. Excludes 910,000 restricted stock unit awards (“RSUs”) granted to Mr. Reddick. Mr. Reddick has no rights as a stockholder, including no dividend or voting rights, with respect to the shares underlying the RSUs until the shares are issued by the Company pursuant to the terms of Company’s 2005 Restricted Stock Unit Plan.
(5)	Includes 250,000 shares subject to stock options exercisable within 60 days of February 1, 2010. Excludes 95,000 RSUs granted to Mr. Jones Mr. Jones has no rights as a stockholder, including no dividend or voting rights, with respect to the shares underlying the RSUs until the shares are issued by the Company pursuant to the terms of Company’s 2005 Restricted Stock Unit Plan.
(6)	Includes 51,250 shares subject to stock options exercisable within 60 days of February 1, 2010. Excludes 100,000 RSUs granted to Mr. Skelly. Mr. Skelly has no rights as a stockholder, including no dividend or voting rights, with respect to the shares underlying the RSUs until the shares are issued by the Company pursuant to the terms of the Company’s 2005 Restricted Stock Unit Plan.
(7)	Includes 47,750 shares subject to stock options exercisable within 60 days of February 1, 2010. Mr. Wesson’s holdings do not include securities held by GCE or by Galen.
(8)	Includes 36,750 shares subject to stock options exercisable within 60 days of February 1, 2010. Excludes 100,000 RSUs granted to Mr. Sumner. Mr. Sumner has no rights as a stockholder, including no dividend or voting rights, with respect to the shares underlying the RSUs until the shares are issued by the Company pursuant to the terms of the Company’s 2005 Restricted Stock Unit Plan.
(9)	Includes 206,667 shares subject to stock options exercisable with 60 days of February 1, 2010, of which 37,500 shares are subject to fully vested options, exercisable commencing January 1, 2011 or upon termination of employment or a change of control of the Company. Excludes 470,000 RSUs granted to Mr. Clemens (of which 453,750 will have vested within 60 days of February 1, 2010). Mr. Clemens has no rights as a stockholder, including no dividend or voting rights, with respect to the shares underlying the RSUs until the shares are issued by the Company pursuant to the terms of Company’s 2005 Restricted Stock Unit Plan. Includes 5,080 shares held by minor children.
(10)	Includes 33,750 shares subject to stock options exercisable within 60 days of February 1, 2010. Mr. Markham’s holdings do not include amounts held by GCE or Care Capital of which Mr. Markham disclaims beneficial ownership.
(11)	Includes 43,750 shares subject to stock options exercisable within 60 days of February 1, 2010. Mr. Thangaraj’s holdings do not include securities held by GCE or by Essex. Mr. Thangaraj disclaims beneficial ownership in securities held by GCE and Essex except to the extent of his pecuniary interest therein.
(12)	Includes 151,733 shares subject to stock options exercisable within 60 days of February 1, 2010, of which 24,900 shares are subject to fully vested options exercisable commencing January 1, 2011 or upon termination of employment or a change of control of the Company. Excludes 189,000 RSUs granted to Mr. Seiser. Mr. Seiser has no rights as a stockholder, including no dividend or voting rights, with respect to the shares underlying the RSUs until the shares are issued by the Company pursuant to the terms of Company’s 2005 Restricted Stock Unit Plan.
(13)	Includes 52,000 shares subject to stock options exercisable within 60 days of February 1, 2010. Excludes 24,000 RSUs granted to Dr. Brzeczko (13,000 of which will have vested within 60 days of February 1, 2010). Dr. Brzeczko has no rights as a stockholder, including no dividend or voting rights, with respect to the shares underlying the RSUs until the shares are issued by the Company pursuant to the terms of Company’s 2005 Restricted Stock Unit Plan.

(14)	Includes 33,750 shares subject to stock options exercisable within 60 days of February 1, 2010.
(15)	Includes 2,045,610 shares which Directors and executive officers have the right to acquire within 60 days of February 1, 2010 through exercise of outstanding stock options, of which 512,300 shares subject to fully vested options, are exercisable commencing January 1, 2011 or upon termination of employment or a change of control of the Company. Includes securities (other than RSUs) held by James Emigh, our Vice President, Marketing and Administration, in addition to the officers and directors listed above.

GENERAL

We do not know of any matters other than those stated in this Proxy Statement that are to be presented for action at the Meeting. If any other matters should properly come before the Meeting, proxies will be voted on those other matters in accordance with the judgment of the persons voting the proxies. Discretionary authority to vote on such matters is conferred by such proxies upon the persons voting them.

We will bear the cost of preparing, printing, assembling, posting and mailing all proxy materials that may be sent to shareholders in connection with this solicitation. Arrangements will also be made with brokerage houses, other custodians, nominees and fiduciaries, to forward soliciting material to the beneficial owners of our Common Stock held by such persons. We will reimburse such persons for reasonable out-of-pocket expenses incurred by them. In addition to the solicitation of proxies by use of the mails, our officers and regular employees of the Company may solicit proxies without additional compensation, by telephone or facsimile. We do not expect to pay any compensation for the solicitation of proxies.

We have adopted a procedure approved by the SEC known as “householding.” This procedure allows multiple stockholders residing at the same address the convenience of receiving a single copy of our Notice, Annual Report on Form 10-K and proxy materials, as applicable. This allows us to save money by reducing the number of documents we must print and mail, and helps reduce the environmental impact as well.

Householding is available to both registered stockholders and beneficial owners of shares held in streetname.

If you are a registered stockholder and have consented to our mailing of proxy materials and other stockholder information to only one account in your household, as identified by you, we will deliver or mail a single copy of our Notice, Annual Report on Form 10-K and proxy materials, as applicable, for all registered stockholders residing at the same address. Your consent will be perpetual unless you revoke it, which you may do at any time by calling Broadridge Financial Solutions, Inc. at 1-800-542-1061 (toll free) or by writing to Broadridge Financial Solutions, Inc., Householding Dept, 51 Mercedes Way, Edgewood, NY 11717.

If you revoke your consent, we will begin sending you individual copies of future mailings of these documents within 30 days after we receive your revocation notice. If you received a householded mailing this year, and you would like to receive additional copies of our Notice, Annual Report on Form 10-K and proxy materials, as applicable, mailed to you, please submit your request to Broadridge who will promptly deliver the requested copies.

Registered stockholders who have not consented to householding will continue to receive copies of our Notice, Annual Reports on Form 10-K and proxy materials, as applicable for each registered stockholder residing at the same address. As a registered stockholder, you may elect to participate in householding and receive only a single copy of annual reports or proxy statements for all registered stockholders residing at the same address by contacting Broadridge as outlined above.

Stockholders who hold their shares through a brokerage may elect to participate in householding or revoke their consent to participate in householding by contacting their respective brokers.

A copy of our Annual Report to Shareholders on Form 10-K for the fiscal year ended December 31, 2009, as filed with the SEC, accompanies this Proxy Statement, if being sent by paper or email copy and can be accessed on the web together with this Proxy Statement at www.proxyvote.com. Upon written request, we will provide each shareholder being solicited by this Proxy Statement with a free copy of any exhibits and schedules thereto. All such requests should be directed to Acura Pharmaceuticals, Inc., 616 N. North Court, Suite 120, Palatine, Illinois 60067, Attention: Mr. Peter A. Clemens, Senior Vice President and Chief Financial Officer, telephone (847) 705-7709.

All properly executed proxies delivered pursuant to this solicitation and not revoked, will be voted at the Meeting and will be voted in accordance with the specifications made thereon. In voting by proxy in regard to the election of directors, shareholders may vote in favor of each nominee or withhold votes as to all nominees or votes as to a specific nominee. With respect to voting on the ratification of our independent public accountants, shareholders may vote in favor of, may vote against or may abstain from voting on such proposal. Shareholders should specify their choices on the enclosed Proxy. If no specific instructions are given with respect to the matters to be acted upon, the shares represented by the Proxy will be voted FOR the election of all directors, and FOR the ratification of the appointment of BDO Seidman, LLP as our independent certified public accountants for the fiscal year ending December 31, 2010. See “Voting of Proxies” in this Proxy Statement, if you are a beneficial owner and not a record holder, as other rules apply with respect to your non-votes.

If you need directions on how to get to the Meeting please call Peter Clemens at 847-705-7709.

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS

This proxy statement and our 2009 Annual Report on Form 10-K for the fiscal year ended December 31, 2009, as filed with the SEC, will be available at www.proxyvote.com on or about April 6, 2010.

SHAREHOLDER PROPOSALS FOR 2011 ANNUAL MEETING

Any shareholder proposals intended to be presented at our 2011 Annual Meeting of Shareholders must be received by us on or before January 20, 2011 in order to be considered for inclusion in our proxy statement and proxy relating to such meeting.

SEC rules establish a different deadline for submission of stockholder proposals that are not intended to be included in our proxy statement with respect to discretionary voting. The deadline for these proposals for the year 2011 annual meeting is April 5, 2011. If a stockholder gives notice of such a proposal after this deadline, our proxy holders will be allowed to use their discretionary authority to vote against the stockholder proposal when and if the proposal is raised at our 2011 Annual Meeting of Shareholders.

By Order of the Board of Directors
PETER A. CLEMENS, Secretary

April 6, 2010

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Form 10-K is/are available at www.proxyvote.com .

ACURA PHARMACEUTICALS, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned appoints Richard Markham and Peter Clemens, and each of them, as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, the number of shares of common stock of Acura Pharmaceuticals, Inc., that the undersigned would be entitled to vote, and with all the power the undersigned would possess, if personally present, at the 2010 Annual Meeting of Shareholders of Acura Pharmaceuticals, Inc. to be held at the Marriott Courtyard, 87 Glimcher Realty Way, Elizabeth, New Jersey 07201 on May 20, 2010 at 9 A.M., Eastern Time or at any adjournment thereof.

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

0000053901_2 R2.09.05.010

ACURA PHARMACEUTICALS, INC.
ATTN: PETER CLEMENS
616 N.NORTH COURT
PALATINE, IL 60067

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

Electronic Delivery of Future PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends that you vote FOR the following:

1. Election of Directors

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees

01 Richard J. Markham
02 Immanuel Thangaraj
03 Bruce F. Wesson
04 Andrew D. Reddick
05 William A. Sumner
06 William G. Skelly
07 George K. Ross

The Board of Directors recommends you vote FOR the following proposal(s):

	For	Against	Abstain
2 Proposal to Ratify our Independent Registered Public Accounting Firm for the Current Fiscal Year	☐	☐	☐

For address change/comments, mark here. ☐
(see reverse for instructions)

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000053901_1 R2.09.05.010